CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION THAT WAS OMITTED IN THE EDGAR VERSION HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***].”

Exhibit 10.1

Execution Version

CONFIDENTIAL

LICENSE AND OPTION AGREEMENT

This LICENSE AND OPTION AGREEMENT (the “Agreement”) is entered into as of July 27, 2016 (the “Effective Date”) by and between PFENEX INC., a Delaware corporation, with its principal place of business at 10790 Roselle Street, San Diego, CA 92121 (“Pfenex”), and JAZZ PHARMACEUTICALS IRELAND LIMITED, a limited liability company incorporated under the laws of Ireland, with a registered office at Fourth Floor, Connaught House, One Burlington Road, Dublin 4, Ireland (“Jazz”). Pfenex and Jazz are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Jazz is a specialty biopharmaceutical company with expertise in the development, marketing, and commercialization of pharmaceutical products; and

WHEREAS, Pfenex possesses certain intellectual property, materials and expertise related to its proprietary P. fluorescens manufacturing platform;

WHEREAS, the Parties desire to establish a collaboration regarding certain [***] products and for Jazz to receive an option to certain [***] products using Pfenex’s P. fluorescens manufacturing platform all in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1 “[***] ROFN Product” has the meaning set forth in Section 2.5(c)(i).

1.2 “Acquired Party” has the meaning set forth in Section 13.7.

1.3 “Acquiring Entity” has the meaning set forth in Section 1.15.

1.4 “Additional Amounts” has the meaning set forth in Section 6.10(c).

1.5 “Affiliate” means, with respect to a particular Party or other entity, a person, corporation, partnership, or other entity (any, a “Person”) that controls, is controlled by or is under common control with such Party or other entity. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether by the ownership of fifty percent (50%) or more of the voting stock of such Person, or by contract or otherwise. For clarity, a Person shall be deemed an Affiliate only for so long as this definition is satisfied with respect to such Person.

1.6 “Agreement” has the meaning set forth in the Preamble.

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[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.7 “Alternative Product” has the meaning set forth in Section 11.4(a)(ii)(B).

1.8 “Assessment Materials” has the meaning set forth in Section 2.1(a).

1.9 “Assessment Period” means, with respect to each HemOnc Product, a period of [***] after [***] for such HemOnc Product.

1.10 “Bankrupt Party” has the meaning set forth in Section 13.2(a).

1.11 “[***] ROFN Product” has the meaning set forth in Section 2.5(c)(ii).

1.12 “Biosimilar Product” has the meaning set forth in Section 7.4(a).

1.13 “BLA” means a Biologics License Application, as defined in Section 351(a) or (k) of the Public Health Service Act, 42 U.S.C. Section 262, as amended, and applicable regulations and guidance promulgated thereunder by the FDA or an equivalent application for Regulatory Approval outside of the United States.

1.14 “Business Day” means a day other than Saturday, Sunday or any day that banks in Dublin, Ireland or New York City, U.S. are required or permitted to be closed.

1.15 “Change of Control” of a Party means (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger or consolidation, or (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business to which the subject matter of this Agreement relates, except in connection with the issuance of equity securities for financing purposes or to change the domicile of a Party (in each case (a)–(c), inclusive, such Third Party, the “Acquiring Entity”).

1.16 “Claims” has the meaning set forth in Section 9.1.

1.17 “CMC” means the chemistry, manufacturing and controls of the Product, as specified by the FDA, or other applicable Regulatory Authorities.

1.18 “COGS” means, with respect to a particular Product, the fully burdened manufacturing cost in Dollars, as defined by JPP’s consistent application of GAAP, of producing or obtaining supply of finished, packaged and labeled product, which cost shall include labor and material costs, quality assurance and control expenses, allocable facilities costs (e.g., insurance, water, waste, other utilities and depreciation) [***].

1.19 “COGS Improvement” has the meaning set forth on Exhibit 1.19.

1.20 “COGS Variance” has the meaning set forth on Exhibit D.

1.21 “Combination Product” has the meaning set forth in Section 1.90.

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1.22 “Commercialization” means, with respect to a Product, the marketing, promotion, sale and/or distribution of such Product in the Territory. Commercialization shall include commercial activities conducted in preparation for Product launch. “Commercialize” has a correlative meaning.

1.23 “Commercially Reasonable Efforts” means, with respect to each Party’s obligations under this Agreement to Develop, manufacture, or Commercialize a Product, the carrying out of such obligations or tasks with a level of efforts and resources that are consistent with the efforts and resources normally used by such Party in the performance of such activity for other pharmaceutical products, in each case owned by it or to which it has exclusive rights, at a similar stage of development or commercialization and with similar commercial and market potential as the Product, taking into account all relevant factors, including patent coverage, safety and efficacy, product profile, competitiveness of the marketplace and other products, proprietary position and profitability (including pricing and reimbursement). Without limiting the foregoing, such efforts shall include: (a) assigning responsibilities for activities for which such Party is responsible to specific employee(s) who are held accountable for the progress, monitoring and completion of such activities, (b) setting and seeking to reasonably achieve meaningful objectives for carrying out such activities, and (c) making and implementing reasonable decisions and allocating resources reasonably necessary or appropriate to advance progress with respect to and complete such objectives in an expeditious manner, in each case, consistent with the efforts and resources normally used by such Party in the performance of such activity for other pharmaceutical products, in each case owned by it or to which it has exclusive rights, at a similar stage of development or commercialization and with similar commercial and market potential as the Product, taking into account all relevant factors, including patent coverage, safety and efficacy, product profile, competitiveness of the marketplace and other products, proprietary position and profitability (including pricing and reimbursement).

1.24 “Competing Program” has the meaning set forth in Section 2.6(e).

1.25 “Confidential Information” of a Party means any and all Information of such Party that is disclosed to the other Party under this Agreement, whether in oral, written, graphic, or electronic form. In addition, all Information disclosed by Pfenex pursuant to the Mutual Confidentiality Agreement between Pfenex and Jazz Pharmaceuticals plc (“JPP”), an Affiliate of Jazz, dated October 30, 2015 or the Mutual Confidentiality Agreement between Pfenex and JPP dated June 23, 2016 (collectively, the “Confidentiality Agreements”) shall be deemed to be Pfenex’s Confidential Information disclosed hereunder, and all Information disclosed by JPP pursuant to the Confidentiality Agreements shall be deemed to be Jazz’s Confidential Information disclosed hereunder.

1.26 “Confidentiality Agreements” has the meaning set forth in Section 1.25.

1.27 “Conjugated Protein” has the meaning set forth in Exhibit E.

1.28 “Conjugation Election” has the meaning set forth in Section 2.1(a).

1.29 “Control” means, with respect to any material, Information, or intellectual property right, that a Party (a) owns or (b) has a license (other than a license granted to such

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Party under this Agreement) to such material, Information, or intellectual property right and, in each case (a) and (b), has the ability to grant to the other Party access, a license, or a sublicense (as applicable) to the foregoing on the terms and conditions set forth in this Agreement without violating the terms of any then-existing agreement or other legally enforceable arrangement with any Third Party. Notwithstanding anything to the contrary in this Agreement, in the event of a Change of Control of a Party, (i) any subject matter owned or controlled by any Acquiring Entity (and not Controlled by such Party or its Affiliates) immediately prior to the effective date of such Change of Control and (ii) any subject matter independently developed or acquired by or on behalf of any Acquiring Entity without access to or use of any subject matter used or made available under this Agreement, in each case (i) and (ii) shall not be deemed to be Controlled by such Party or its Affiliates after the effective date of such Change of Control for purposes of this Agreement.

1.30 “Cover” means, with respect to a claim of a Patent and a Product, that such claim would be infringed, absent a license, by the manufacture, use, offer for sale, sale or importation of such Product (considering claims of patent applications to be issued as pending).

1.31 “Declination Notice” has the meaning set forth in Section 2.1(a).

1.32 “Develop” or “Development” means, with respect to a Product, all activities that relate to the development of such Product, including (a) obtaining, maintaining or expanding Regulatory Approvals for such Product, or (b) developing the ability to manufacture clinical and commercial quantities of such Product. Development includes: (i) the conduct of preclinical testing, toxicology, and clinical trials; (ii) preparation, submission, review, and development of Information for the purpose of submission to a Governmental Authority to obtain, maintain or expand Regulatory Approvals for such Product; and (iii) manufacturing process development and scale-up, bulk production, and fill/finish work associated with the supply of such Product for preclinical testing, toxicology and clinical trials, and related quality assurance and technical support activities.

1.33 “Development Plan” has the meaning set forth in Section 4.2(a).

1.34 “Development Program” has the meaning set forth in Section 4.2(a).

1.35 “Disclosed Platform” has the meaning set forth in Section 7.1(c).

1.36 “Dispute” has the meaning set forth in Section 12.1.

1.37 “Divestiture” has the meaning set forth in Section 2.6(e)(ii).

1.38 “Dollar” means a U.S. dollar, and “$” shall be interpreted accordingly.

1.39 “Effective Date” has the meaning set forth in the Preamble.

1.40 “EMA” means the European Medicines Agency or any successor entity.

1.41 “EU” or “European Union” means the European Union member states as of the Effective Date or as may be added or subtracted from time to time during the Term. As of the

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Effective Date, the European Union member states are Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, and the United Kingdom. Notwithstanding the foregoing, the EU shall include the United Kingdom for purposes of this definition regardless of whether such country officially exits the EU during the Term.

1.42 “EU Approval” has the meaning set forth in Section 6.3(b).

1.43 “Executive Officer” means, with respect to Pfenex, its Chief Executive Officer, and with respect to Jazz, its Chief Executive Officer, or, in each case, a designee with senior decision-making authority.

1.44 “Expression Feasibility Data Package” means, with respect to each HemOnc Product, the data with respect to such HemOnc Product generated by Pfenex in the performance of the Pfenex Expression Feasibility Activities as described in Exhibit 1.44.

1.45 “FD&C Act” means the U.S. Federal Food, Drug and Cosmetic Act, as amended.

1.46 “FDA” means the U.S. Food and Drug Administration or any successor entity.

1.47 “Federal Arbitration Act” has the meaning set forth in Section 12.2(a).

1.48 “Field” means the diagnosis, prevention and treatment of any and all diseases and conditions.

1.49 “First Commercial Sale” means, with respect to a Product, the first sale to a Third Party of such Product in a given regulatory jurisdiction after Regulatory Approval has been obtained in such jurisdiction for such Product.

1.50 “Fused Protein” has the meaning set forth in Exhibit E.

1.51 “Fusion Election” has the meaning set forth in Section 2.1(a).

1.52 “GAAP” means United States generally accepted accounting principles consistently applied.

1.53 “GCP” or “Good Clinical Practices” means the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in the guidelines entitled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the EMA or other Regulatory Authority applicable to the Territory, as they may be updated from time to time, including applicable quality guidelines promulgated under the ICH.

1.54 “GLP” or “Good Laboratory Practices” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, and comparable regulatory standards promulgated by the EMA or other Regulatory Authority

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applicable to the Territory, as they may be updated from time to time, including applicable quality guidelines promulgated under the ICH.

1.55 “GMP” or “Good Manufacturing Practices” means the then-current good manufacturing practices required by the FDA, as set forth in the FD&C Act and the regulations promulgated thereunder, for the manufacture and testing of pharmaceutical materials, and comparable laws and regulations applicable to the manufacture and testing of pharmaceutical materials promulgated by other Regulatory Authorities, as they may be updated from time to time.

1.56 “Governmental Authority” means any multi-national, national, federal, state, local, municipal, provincial or other governmental authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

1.57 “Half-Life Extension Component” means a component that may be included as part of a pharmaceutical product that has been incorporated by chemical conjugation, or by fusion with another protein or other genetic means, with the intended purpose of extending the time it takes for such pharmaceutical product to lose half of its pharmacologic activity when administered to humans.

1.58 “HemOnc-NextGen” has the meaning set forth in Exhibit E.

1.59 “HemOnc-Pf” has the meaning set forth in Exhibit E.

1.60 “HemOnc Products” means HemOnc-Pf and HemOnc-NextGen.

1.61 “ICH” means International Conference on Harmonisation.

1.62 “IND” means (a) an Investigational New Drug Application as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA, or (b) the equivalent application to a Governmental Authority in any other regulatory jurisdiction, the filing of which is necessary to initiate or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction.

1.63 “Indemnified Party” has the meaning set forth in Section 9.3.

1.64 “Indemnifying Party” has the meaning set forth in Section 9.3.

1.65 “Indication” means a separately defined, well-categorized class of human disease or condition for which a separate MAA (including any extensions or supplements) may be filed with a Regulatory Authority. For clarity, if an MAA is approved for a Product in a particular Indication and patient population, a label expansion for such Product to include such Indication in a different patient population shall not be considered a separate Indication. For further clarity, all subtypes of a particular tumor type and all treatments thereof, including all lines of treatment shall be deemed the same Indication.

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1.66 “Information” means any data, results, technology, business or financial information or information of any type whatsoever, in any tangible or intangible form, including know-how, trade secrets, practices, techniques, methods, processes, inventions, developments, specifications, formulations, formulae, software, algorithms, marketing reports, expertise, technology, test data (including pharmacological, biological, chemical, biochemical and clinical test data and data resulting from non-clinical studies), CMC information, stability data and other study data and procedures.

1.67 “Invention” shall mean any Information, process, method, composition of matter, article of manufacture, discovery or finding, patentable or otherwise, that is invented, made or generated as a result of a Party (acting solely or jointly with the other Party) exercising its rights or carrying out its obligations under this Agreement, whether directly or via its Affiliates, agents or independent contractors, including all rights, title and interest in and to the intellectual property rights therein.

1.68 “JAMS Rules” has the meaning set forth in Section 12.2(a).

1.69 “Jazz” has the meaning set forth in the Preamble.

1.70 “Jazz Assessment Activities” means, with respect to each HemOnc Product, such testing of the Assessment Materials as performed by Jazz for purposes of evaluating whether to terminate its license hereunder with respect to such HemOnc Product.

1.71 “Jazz HemOnc-NextGen Data” has the meaning set forth in Section 11.4(b)(i).

1.72 “Jazz HemOnc-Pf Data” has the meaning set forth in Section 11.4(a)(i).

1.73 “Jazz Extension IP” means the data, technical information, and Patents (a) Controlled by Jazz or its Affiliates as of the Effective Date or any time during the Term, and (b) relating to or Covering the Half-Life Extension Component for HemOnc-NextGen selected by Jazz, in its sole discretion. For clarity, Jazz Extension IP includes Jazz Improvements.

1.74 “Jazz Improvements” has the meaning set forth in Section 7.1(d).

1.75 “Jazz Indemnitees” has the meaning set forth in Section 9.1.

1.76 “Jazz Retained Data Rights” has the meaning set forth in Section 11.4(a)(i).

1.77 “Jazz Sole Patents” has the meaning set forth in Section 7.3(a).

1.78 “Joint Development Committee” or “JDC” has the meaning set forth in Section 3.1(a).

1.79 “Joint Inventions” has the meaning set forth in Section 7.1(b).

1.80 “Joint Management Team” or “JMT” has the meaning set forth in Section 3.2(a).

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1.81 “Joint Patents” has the meaning set forth in Section 7.1(b).

1.82 “JPP” has the meaning set forth in Section 1.25.

1.83 “Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign.

1.84 “Lead Indication” has the meaning set forth in Exhibit E.

1.85 “Major European Country” means any one of the United Kingdom, Germany, France, Italy and Spain.

1.86 “Manufacturing Process Transfer” has the meaning set forth in Section 4.7(b).

1.87 “Manufacturing Process Transfer Criteria” has the meaning set forth in Section 4.7(a).

1.88 “Marketing Authorization Application” or “MAA” means an application to the appropriate Regulatory Authority for approval to market a Product (but excluding Pricing Approval) in any particular jurisdiction, including a BLA.

1.89 “Marketing Partner” means a Third Party that has received from Jazz or its Affiliate a sublicense, under Section 2.1(d), of the rights granted to Jazz either: (a) to develop and sell a Product, provided that Jazz or its Affiliates receives payment based upon sales of such Product by or on behalf of such Third Party (e.g., such Third Party pays Jazz or its Affiliates a royalty, milestone, profit share or other payment with respect to the sale of such Product by or on behalf of such Third Party); or (b) to make (to the extent Jazz is so permitted to make or sublicense such right to a Third Party to make as described in Section 2.1(d)) Product and sell Product.

1.90 “Net Sales” means, with respect to any Product, the gross amounts invoiced by Jazz and its Affiliates, sublicensees and Marketing Partners (each, a “Selling Party”) for sales of such Product in the Field to unaffiliated Third Parties, less the following deductions provided to unaffiliated entities to the extent actually taken, paid, accrued, allowed, included or allocated:

(a) cash, trade, quantity or other discounts, coupons, or co-pay expenditures, charge-back payments, and rebates to trade customers, retail pharmacy chains, wholesalers, managed health care organizations, pharmaceutical benefit managers, insurers, group purchasing organizations and national, state, or local government, including any Medicaid or other rebate payments or other price reductions provided based on sales to any Governmental Authority or Regulatory Authority in respect of any state or federal Medicare, Medicaid or similar programs;

(b) credits, rebates or allowances related to prompt payment or on account of damaged goods, rejections or returns of Products, including in connection with recalls, and the actual amount of any write-offs for bad debt (provided that any amount subsequently recovered will be added back as Net Sales);

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(c) reasonable distributors’, wholesalers’ and dispensing fees in connection with Products;

(d) freight, postage, shipping, transportation and insurance charges; and

(e) taxes (other than income taxes), duties, tariffs, mandated contributions or other governmental charges levied on the manufacture or sale of Products, including VAT, excise taxes and sales taxes.

Notwithstanding the foregoing, sales among Selling Parties shall not be included in the computation of Net Sales hereunder (except where such Selling Party is an end user). Net Sales shall be accounted for in accordance with the Selling Party’s standard practices in the relevant country in the Territory, applied consistently with respect to all of such Selling Party’s products in such country. For clarity, the gross invoiced price for sale of a Product to any wholesaler or distributor (i.e., a Third Party to whom a Selling Party sells units of such Product for resale in a particular market or country) shall be included in Net Sales as sales of such Selling Party, but amounts received by such a wholesaler or distributor for subsequent sale of the Product shall not be included in Net Sales.

Notwithstanding the foregoing, “Net Sales” shall not include any amounts invoiced for sales of Products supplied for use in clinical trials of Products, or under early access, compassionate use, named patient, indigent access, patient assistance or other reduced pricing programs, in each case provided that the gross amount invoiced is at or below the Selling Party’s COGS for the applicable Product.

If the Product (a) contains any active pharmaceutical ingredient in addition to any active pharmaceutical ingredient specified in the applicable Product definition, or (b) is sold in combination with another pharmaceutical product that contains any active pharmaceutical ingredient other than [***], in each case (a) and (b) for a single price, such Product shall be referred to as a “Combination Product”, and the other active pharmaceutical ingredient(s) in clause (a) and the other pharmaceutical product(s) in clause (b) are each referred to as the “Other Product(s)”.

Net Sales for a Combination Product in a particular country shall be calculated as follows:

(i) If the Product and Other Product(s) each are sold separately in such country, Net Sales will be calculated by multiplying the total Net Sales (as described above) of the Combination Product by the fraction A/(A+B), where A is the price in such country of the Product sold separately, and B is the (sum of the) price(s) in such country of the Other Product(s) sold separately.

(ii) If the Product, but not the Other Product(s), is sold separately in such country, Net Sales will be calculated by multiplying the total Net Sales (as described above) of such Combination Product by the fraction A/C, where A is the price in such country of the Product sold separately, and C is the price in such country of the Combination Product.

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(iii) If the Other Product(s), but not the Product, is sold separately in such country, Net Sales will be calculated by multiplying the total Net Sales (as described above) of such Combination Product by the fraction 1-B/C, where B is the (sum of the) price(s) in such country of the Other Product(s) and C is the price in such country of the Combination Product.

(iv) If the Product and the Other Product(s) are not sold separately in such country, Net Sales shall be determined by mutual written agreement of the Parties based on the relative value of such Product and such Other Product(s).

1.91 “Option” has the meaning set forth in Section 2.4(a).

1.92 “Option Data Package 1” means the data and materials generated in the performance of Pfenex’s Development of the Pegaspargase Product as described in Exhibit 1.92.

1.93 “Option Data Package 2” means [***].

1.94 “Option Exercise” means the entry by the Parties into an Option Exercise Agreement pursuant to Section 2.4(d).

1.95 “Option Exercise Agreement” has the meaning set forth in Section 2.4(d).

1.96 “Option Exercise Notice” has the meaning set forth in Section 2.4(c).

1.97 “Other Product(s)” has the meaning set forth in Section 1.90.

1.98 “Party” or “Parties” has the meaning set forth in the Preamble.

1.99 “Patents” means (a) pending patent applications, issued patents, utility models and designs anywhere in the world; (b) reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, continuations-in-part, or divisions of or to any of the foregoing; (c) patents that issue with respect to any of the foregoing applications; and (d) extensions, renewals or restorations of any of the foregoing by existing or future extension, renewal or restoration mechanisms, including supplementary protection certificates or the equivalent thereof.

1.100 “Pegaspargase Product” means the product described on Exhibit 1.100 as may be agreed to be amended by the Parties.

1.101 “Person” has the meaning set forth in Section 1.5.

1.102 “Pfenex” has the meaning set forth in the Preamble.

1.103 “Pfenex Expression Feasibility Activities” means, with respect to each HemOnc Product, the protein expression activities performed by Pfenex as set forth in the Development Plan for such HemOnc Product.

1.104 “Pfenex General Product Patent” means a Pfenex Sole Patent that (a) claims an Invention and (b) is not a Pfenex Product-Specific Patent.

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1.105 “Pfenex Improvements” has the meaning set forth in Section 7.1(c).

1.106 “Pfenex Indemnitees” has the meaning set forth in Section 9.2.

1.107 “Pfenex IP” means the Pfenex Know-How and Pfenex Patents.

1.108 “Pfenex Know-How” means all data and technical information (a) Controlled by Pfenex or its Affiliates as of the Effective Date or at any time during the Term, and (b) necessary or useful to Develop, manufacture, use, offer for sale, sell, import or otherwise Commercialize any HemOnc Product. Pfenex Know-How includes Pfenex Improvements, Sole Inventions owned by Pfenex, and Pfenex’s interest in Joint Inventions, in each case to the extent that the foregoing are necessary or useful to Develop, manufacture, use, offer for sale, sell, import or otherwise Commercialize any HemOnc Product.

1.109 “Pfenex Patent” means any Patent (a) Controlled by Pfenex or its Affiliates as of the Effective Date or at any time during the Term, and (b) necessary or useful to Develop, manufacture, use, offer for sale, sell, import or otherwise Commercialize any HemOnc Product, including any and all Patents claiming any Pfenex Know-How, Patents listed on Exhibit A, Patents claiming Pfenex Improvements and Sole Inventions owned by Pfenex, and Pfenex’s interest in any Joint Patents, in each case to the extent that the foregoing are necessary or useful to Develop, manufacture, use, offer for sale, sell, import or otherwise Commercialize any HemOnc Product.

1.110 “Pfenex Pegaspargase Product IP” means the Pfenex Pegaspargase Product Know-How and Pfenex Pegaspargase Product Patents.

1.111 “Pfenex Pegaspargase Product Know-How” means all data and technical information (a) Controlled by Pfenex or its Affiliates as of the Effective Date or at any time during the Term, and (b) necessary or useful to Develop, manufacture, use, offer for sale, sell, import or otherwise Commercialize the Pegaspargase Product. Pfenex Know-How includes Pfenex Improvements, Sole Inventions owned by Pfenex, and Pfenex’s interest in Joint Inventions, in each case to the extent that the foregoing are necessary or useful to Develop, manufacture, use, offer for sale, sell, import or otherwise Commercialize the Pegaspargase Product.

1.112 “Pfenex Pegaspargase Product Patent” means any Patent (a) Controlled by Pfenex or its Affiliates as of the Effective Date or at any time during the Term, and (b) necessary or useful to Develop, manufacture, use, offer for sale, sell, import or otherwise Commercialize the Pegaspargase Product, including any and all Patents claiming any Pfenex Pegaspargase Product Know-How, Patents listed on Exhibit A, Patents claiming Pfenex Improvements and Sole Inventions owned by Pfenex, and Pfenex’s interest in any Joint Patents, in each case to the extent that the foregoing are necessary or useful to Develop, manufacture, use, offer for sale, sell, import or otherwise Commercialize the Pegaspargase Product.

1.113 “Pfenex Product-Specific Patent” means a Pfenex Sole Patent that claims only a Product (including the composition of matter, manufacture or use thereof) and no other subject matter.

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1.114 “Pfenex ROFN Product IP” means, with respect to a particular ROFN Product, the Pfenex ROFN Product Know-How and Pfenex ROFN Product Patents.

1.115 “Pfenex ROFN Product Know-How” means, with respect to a particular ROFN Product, all data and technical information (a) Controlled by Pfenex or its Affiliates as of the Effective Date or at any time during the Term, and (b) necessary or useful to develop, manufacture, use, offer for sale, sell, import or otherwise commercialize such ROFN Product. Pfenex Know-How includes Pfenex Improvements, Sole Inventions owned by Pfenex, and Pfenex’s interest in Joint Inventions, in each case to the extent that the foregoing are necessary or useful to develop, manufacture, use, offer for sale, sell, import or otherwise commercialize such ROFN Product.

1.116 “Pfenex ROFN Product Patent” means, with respect to a particular ROFN Product, any Patent (a) Controlled by Pfenex or its Affiliates as of the Effective Date or at any time during the Term, and (b) necessary or useful to develop, manufacture, use, offer for sale, sell, import or otherwise commercialize such ROFN Product, including any and all Patents claiming any Pfenex ROFN Product Know-How, Patents listed on Exhibit A, Patents claiming Pfenex Improvements and Sole Inventions owned by Pfenex, and Pfenex’s interest in any Joint Patents, in each case to the extent that the foregoing are necessary or useful to develop, manufacture, use, offer for sale, sell, import or otherwise commercialize such ROFN Product.

1.117 “Pfenex Sole Patent” means a Pfenex Patent that is not a Joint Patent.

1.118 “Post-Primary Recovery Inventions” has the meaning set forth in Section 7.1(g).

1.119 “Pricing Approval” means such governmental approval, agreement, determination or decision establishing prices for a Product that can be charged and/or reimbursed in regulatory jurisdictions where it is required by applicable Laws or customary for the applicable Governmental Authorities to approve or determine the price and/or reimbursement of pharmaceutical products prior to the commencement of commercial sales of such Product in the applicable regulatory jurisdiction.

1.120 “Product” means HemOnc-Pf, HemOnc-NextGen, and/or the Pegaspargase Product, excluding (a) any such Product in the event that this Agreement is terminated with respect to such Product and (b) the Pegaspargase Product in the event that the Option expires without Option Exercise.

1.121 “Product A” has the meaning set forth in Exhibit E.

1.122 “Product B” has the meaning set forth in Exhibit E.

1.123 “Product Infringement” has the meaning set forth in Section 7.4(a).

1.124 “Product Marks” has the meaning set forth in Section 7.8.

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1.125 “Production Techniques Patents” has the meaning set forth in the Technology Licensing Agreement among Dow Global Technologies Inc., The Dow Chemical Company and Pfenex dated November 30, 2009.

1.126 “Proposals” has the meaning set forth in Section 12.2(b).

1.127 “[***]” has the meaning set forth in Exhibit E.

1.128 “[***]” has the meaning set forth in Exhibit E.

1.129 “[***]” has the meaning set forth in Exhibit E.

1.130 “Regulatory Approval” means all approvals, including, if applicable, Pricing Approvals, that are necessary for the commercial sale of a Product in the Field in a given country or regulatory jurisdiction.

1.131 “Regulatory Authority” means, in a particular country or jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval in such country or jurisdiction.

1.132 “Regulatory Materials” means regulatory applications, submissions, notifications, communications, correspondence, registrations, Regulatory Approvals and/or other filings made to, received from or otherwise conducted with a Regulatory Authority in order to Develop, manufacture, market, sell or otherwise Commercialize a Product in a particular country or jurisdiction, including INDs.

1.133 “ROFN” has the meaning set forth in Section 2.5(a).

1.134 “ROFN Data Package” means, with respect to a particular ROFN Product, (a) the data that [***] for such ROFN Product and (b) any additional data that [***], prior to filing an IND for such ROFN Product, to further develop and commercialize such ROFN Product.

1.135 “ROFN Exercise” means, with respect to a particular ROFN Product, the entry by the Parties into a ROFN Exercise Agreement pursuant to Section 2.5(c).

1.136 “ROFN Exercise Agreement” has the meaning set forth in Section 2.5(c).

1.137 “ROFN Exercise Notice” has the meaning set forth in Section 2.5(a).

1.138 “ROFN Product” means a product (other than a Product) that contains [***] and for which Pfenex conducts any research or development activities, excluding any such product comprising a Competing Program.

1.139 “ROFN Third Party Notice” has the meaning set forth in Section 2.5(c)(ii).

1.140 “Royalty Term” has the meaning set forth in Section 6.5(b).

1.141 “Selling Party” has the meaning set forth in Section 1.90.

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1.142 “Sole Inventions” has the meaning set forth in Section 7.1(a).

1.143 “Successful Expression” has the meaning set forth on Exhibit 1.143.

1.144 “Term” has the meaning set forth in Section 11.1.

1.145 “Territory” means all countries of the world.

1.146 “Third Party” means any entity other than Pfenex or Jazz or an Affiliate thereof.

1.147 “Third Party Agreements” means the agreements listed on Exhibit 1.147.

1.148 “Title 11” has the meaning set forth in Section 13.2(a).

1.149 “United States” or “U.S.” means the United States of America, including all possessions and territories thereof.

1.150 “Upfront Payments” has the meaning set forth in Section 6.1.

1.151 “VAT” means value-added tax, consumption taxes and other similar taxes required by Law to be disclosed on an invoice.

1.152 “Withholding Tax Action” has the meaning set forth in Section 6.10(c).

1.153 “Working Group” has the meaning set forth in Section 3.4.

ARTICLE 2

LICENSES AND EXCLUSIVITY

2.1 License to Jazz for HemOnc Products.

(a) Election for HemOnc Products. Pfenex shall use Commercially Reasonable Efforts to perform the Pfenex Expression Feasibility Activities for each of HemOnc-Pf and the Fused Protein. Pfenex shall promptly notify Jazz in writing if Pfenex reasonably believes, after using Commercially Reasonable Efforts, that it will not be able to achieve Successful Expression for either HemOnc-Pf or the Fused Protein. Promptly following completion of the Pfenex Expression Feasibility Activities for each HemOnc Product, Pfenex shall promptly provide Jazz with the Expression Feasibility Data Package for such HemOnc Product. Pfenex shall, within ten (10) Business Days following Jazz’s written request, provide Jazz with any additional information reasonably requested by Jazz with respect to the Expression Feasibility Data Package (provided that such additional information is in Pfenex’s possession and does not require the expenditure of additional funds or the performance of additional studies to generate), or Pfenex shall notify Jazz in writing during such period that Pfenex does not have such additional information in its possession, as the case may be. Following the mutual agreement of the Parties with respect to the achievement of Successful Expression for each HemOnc Product, Pfenex shall provide Jazz with the amount of such HemOnc Product set forth in Exhibit 1.143 meeting the specifications as described in Exhibit 1.143 (with respect to each HemOnc Product, the “Assessment Materials”). The data contained in the Expression

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Feasibility Data Package shall be the Confidential Information of Jazz, and Jazz shall have all right, title, and interest in and to the data contained in the Expression Feasibility Data Package and the Assessment Materials. Notwithstanding anything to the contrary in this Agreement, as between the Parties, Pfenex shall retain all right, title and interest in and to any Pfenex IP (including any Information disclosed by Pfenex to Jazz in connection with such Assessment Materials or otherwise under this Agreement) and all Pfenex Improvements assigned to Pfenex pursuant to Section 7.1(c). Commencing upon receipt of the Assessment Materials for each HemOnc Product, Jazz shall use Commercially Reasonable Efforts to conduct the Jazz Assessment Activities with respect to such HemOnc Product. Prior to expiration of the Assessment Period for the applicable HemOnc Product, Jazz may provide Pfenex with written notice that Jazz elects to terminate its license hereunder with respect to such HemOnc Product (with respect to such HemOnc Product, the “Declination Notice”). If Jazz provides Pfenex with a Declination Notice for a HemOnc Product, then Jazz shall be deemed to have terminated this Agreement with respect to such HemOnc Product pursuant to Section 11.2, and such termination shall be deemed to be effective as of immediately prior to expiration of the applicable Assessment Period for purposes of Section 11.4. If Jazz does not provide Pfenex with a Declination Notice during the Assessment Period with respect to either HemOnc Product, Jazz will retain its license hereunder and be obligated to commence its obligations with respect to such HemOnc Product, and such HemOnc Product will remain a Product for the purposes of this Agreement. [***].

(b) License to Jazz. Pfenex hereby grants Jazz an exclusive (even as to Pfenex except as provided in Section 2.1(c) below), royalty-bearing and sublicenseable (subject to Section 2.1(d)) license, under the Pfenex IP to research, Develop, make, have made, use, sell, have sold, offer for sale, import, and otherwise Commercialize the HemOnc Products in the Field in the Territory. Notwithstanding anything to the contrary in this Agreement, all licenses granted to Jazz pursuant to this Agreement under the Production Techniques Patents shall be non-exclusive. Pfenex shall not grant a license under the Production Techniques Patents to any Third Parties to research, Develop, make, have made, use, sell, have sold, offer for sale, import, or otherwise Commercialize any HemOnc Product in the Field in the Territory.

(c) Pfenex Retained Rights. Notwithstanding the rights granted to Jazz in Section 2.1(b), Pfenex retains the non-exclusive right to practice the Pfenex IP in the Territory solely as necessary to (i) conduct the activities assigned to Pfenex under the Development Plans in accordance with the terms of this Agreement; and (ii) manufacture the HemOnc Products solely for supply to Jazz, its Affiliates or its/their sublicensees and Marketing Partners.

(d) Sublicenses. Jazz shall have the right to grant sublicenses through multiple tiers, under any or all of the rights granted in Section 2.1(b), to its Affiliates and/or to Third Parties. Each agreement in which Jazz grants a sublicense under the Pfenex IP shall be consistent with the terms and conditions of this Agreement relevant to such sublicense. Jazz shall be liable to Pfenex for the performance of its direct and indirect sublicensees, including their compliance with the applicable provisions of this Agreement. Jazz shall ensure that the efforts of each Third Party sublicensee to Develop and Commercialize a Product shall be at least equivalent to Jazz’s Commercially Reasonable Efforts in accordance with Sections 4.4 and 5.2.

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2.2 License to Pfenex. Effective on commencement of the Pfenex Expression Feasibility Activities for HemOnc-NextGen, Jazz shall, and hereby does, grant to Pfenex a non-exclusive, royalty-free, non-sublicenseable and non-transferable license or sublicense, under the Jazz Extension IP, solely as necessary (i) to conduct the Pfenex activities for HemOnc-NextGen as specified in the Development Plan for such Product, and (ii) subject to the Parties’ agreement in accordance with Section 4.7, to manufacture HemOnc-NextGen for supply to Jazz or its designees. Jazz shall disclose to Pfenex the potential Half-Life Extension Component(s) within the Jazz Extension IP (and any changes thereto) to be evaluated and/or used in the Development of HemOnc-NextGen under this Agreement to the extent necessary for Pfenex to perform such activities.

2.3 No Implied Licenses. Except as explicitly set forth in this Agreement, neither Party shall be deemed by estoppel or implication to have granted the other Party any license or other right to any intellectual property of such Party. All rights not otherwise expressly granted hereunder by a Party shall be retained.

2.4 Option for Pegaspargase Product.

(a) Option Grant. Pfenex hereby grants Jazz an exclusive option (the “Option”) to obtain an exclusive, sublicenseable (through multiple tiers) license from Pfenex under the Pfenex Pegaspargase Product IP to Develop, make, have made, use, sell, have sold, offer for sale and import and otherwise Commercialize the Pegaspargase Product in the Field in the Territory, subject to payment of such amounts as may be agreed in any Option Exercise Agreement. The foregoing license shall permit Pfenex to retain the right to perform any Development or manufacturing activities that the Parties agree to allocate to Pfenex in the Option Exercise Agreement.

(b) Development of Pegaspargase Product. Pfenex shall Develop the Pegaspargase Product only in accordance with the mutually agreed Development Plan for such Product and with a primary objective for the Pegaspargase Product to have enzyme activity comparable to that of Oncaspar®. Pfenex shall keep Jazz informed of its Development of the Pegaspargase Product through the JDC or more frequently upon Jazz’s reasonable request, including the timeline, data and results of such Development activities. Pfenex shall notify Jazz through the JDC if Pfenex proposes to amend the then-current Development Plan for the Pegaspargase Product. Promptly following completion of the corresponding activities under the Development Plan for the Pegaspargase Product, Pfenex shall provide Jazz with Option Data Package 1 and, if Jazz has not previously delivered to Pfenex an Option Exercise Notice or if Jazz delivered an Option Exercise Notice but the Parties were unable to negotiate and enter into an Option Exercise Agreement pursuant to Section 2.4(d), Option Data Package 2. Pfenex shall, within ten (10) Business Days following Jazz’s written request, provide Jazz with any additional information reasonably requested by Jazz with respect to Option Data Package 1 or Option Data Package 2, as applicable (provided that such additional information is in Pfenex’s possession and does not require the expenditure of additional funds or the performance of additional studies to generate), or Pfenex shall notify Jazz in writing during such period that Pfenex does not have such additional information in its possession, as the case may be.

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(c) Option Exercise. Jazz may exercise the Option by providing written notice (an “Option Exercise Notice”) to Pfenex either:

(i) during the twenty-five (25) Business Day period commencing upon Jazz’s receipt of Option Data Package 1; or

(ii) to the extent that an Option Exercise Notice has not previously been delivered by Jazz to Pfenex in connection with Option Data Package 1 or if Jazz delivered an Option Exercise Notice but the Parties were unable to negotiate and enter into an Option Exercise Agreement pursuant to Section 2.4(d), during the twenty-five (25) Business Day period commencing upon Jazz’s receipt of Option Data Package 2.

If Jazz does not provide an Option Exercise Notice before the expiration of the period referenced in subsection (ii) above, then the Option shall lapse for the Pegaspargase Product and this Agreement shall be deemed terminated with respect to the Pegaspargase Product, and Pfenex may decide, in its sole discretion, whether to terminate or continue the Development and Commercialization of the Pegaspargase Product, itself or in collaboration with one or more Third Parties, and the terms of Section 2.6(c)(iii) shall apply with respect to such Product.

(d) Negotiation. Following Jazz’s delivery of an Option Exercise Notice, the Parties shall use good faith efforts to negotiate the terms and conditions of a definitive agreement regarding the Pegaspargase Product (an “Option Exercise Agreement”) on an exclusive basis, meaning that Pfenex and its representatives shall not engage in discussions with any Third Party regarding a potential grant of rights to such Third Party with respect to the Pegaspargase Product during the negotiation period. The terms of such Option Exercise Agreement shall be commercially reasonable and all applicable non-financial terms and conditions shall be substantially the same as those in this Agreement, including decision-making, diligence, exclusivity (as applicable to the Pegaspargase Product), development, commercialization, manufacture, rights and obligations of the Parties, risk-allocation, intellectual property-related matters, dispute resolution, and general agreement structure, but excluding any rights of first negotiation or other rights except solely with respect to the Pegaspargase Product. Notwithstanding the foregoing, under the Option Exercise Agreement, Pfenex may opt-in to contribute to the Development costs of the Pegaspargase Product, and upon such opt-in, shall be responsible for between [***] and [***] of the Development costs in Pfenex’s discretion. The Option Exercise Agreement will also set forth usual and customary economic terms similar to those of this Agreement, including an upfront payment, clinical developmental and commercial milestone payments, and royalty payments, which payments shall take into account Pfenex’s level of contribution to the Development costs of the Pegaspargase Product. Without limiting the foregoing, the economic terms of the Option Exercise Agreement will reflect the level of development or commercial funding and risk assumed by each Party (taking into account Pfenex’s investment and risk prior to the Option Exercise Notice) and include the period over which royalties would be paid, as well as applicable deductions from royalty payments based upon royalty stacking for third party intellectual property (substantially the same as Section 6.5(c) herein) and generic competition.

(e) If the Parties are unable to reach agreement upon and do not enter into a mutually acceptable Option Exercise Agreement within three (3) months from Jazz’s delivery of

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the Option Exercise Notice, then either Party shall have the right to refer the matter for at least one in-person meeting (or telephone call if an in-person meeting is impractical) between the Parties’ respective Executive Officers. If the Parties are unable to reach mutual agreement on the terms of the Option Exercise Agreement within such three (3)-month period, Jazz may have the terms and conditions of the Option Exercise Agreement determined by baseball arbitration in accordance with Section 12.2(b), and the Parties shall promptly enter into the Option Exercise Agreement on such terms decided by such arbitration; provided that Jazz initiates such arbitration within sixty (60) days after such three (3)-month negotiation period. With respect to the arbitration process, the Parties shall work with the arbitrator, who will determine a reasonable framework for resolving the issues in dispute between the Parties. This framework shall address a means to evaluate the overall economic value proposed by each party, the relative investments and risks assumed by each Party, the underlying assumptions in valuation models and the time-weighted allocation of overall economic value through the combination of milestone and royalty payments.

2.5 ROFN Products.

(a) ROFN. With respect to each ROFN Product, Pfenex hereby grants Jazz an exclusive right of first negotiation (the “ROFN”) to obtain an exclusive, sublicenseable (through multiple tiers) license from Pfenex under the Pfenex ROFN Product IP for such ROFN Product to Develop, make, have made, use, sell, have sold, offer for sale and import and otherwise Commercialize such ROFN Product in the Field in the Territory under a definitive agreement as negotiated by the Parties pursuant to Section 2.5(c) for such ROFN Product. Jazz shall have the right to exercise the ROFN for each ROFN Product by delivery of written notice to Pfenex (a “ROFN Exercise Notice”) within sixty (60) days of Jazz’s receipt of the ROFN Data Package for such ROFN Product in accordance with the terms of this Section 2.5. If Jazz does not provide a ROFN Exercise Notice to Pfenex within sixty (60) days after Jazz’s receipt of the applicable ROFN Data Package, then Jazz’s ROFN shall lapse only with respect to such ROFN Product.

(b) ROFN Data Package. Pfenex shall keep Jazz reasonably informed of material research and development activities with respect to each ROFN Product through the regular meetings of the JDC, including by providing summaries in reasonable detail of any material data generated in connection with such activities. Following the completion of IND-enabling toxicology studies for a ROFN Product and in all events prior to the filing of an IND for such ROFN Product, Pfenex shall provide to Jazz the ROFN Data Package for such ROFN Product. Pfenex shall, within ten (10) Business Days following Jazz’s written request, provide Jazz with any additional information reasonably requested by Jazz with respect to such ROFN Data Package (provided that such additional information is in Pfenex’s possession and does not require the expenditure of additional funds or the performance of additional studies to generate), or Pfenex shall notify Jazz in writing during such period that Pfenex does not have such additional information in its possession, as the case may be.

(c) Negotiation. Following Jazz’s delivery of a ROFN Exercise Notice for a particular ROFN Product, the Parties shall use good faith efforts to negotiate the terms and conditions of a definitive agreement regarding the ROFN Product (a “ROFN Exercise Agreement”) on an exclusive basis, meaning that Pfenex and its representatives shall not engage

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in discussions with any Third Party regarding a potential grant of rights to such Third Party with respect to such ROFN Product during the negotiation period. The terms of such ROFN Exercise Agreement shall be commercially reasonable and provide usual and customary terms for such arrangements. If the Parties are unable to reach agreement upon and do not enter into a mutually acceptable ROFN Exercise Agreement within three (3) months from Jazz’s delivery of the applicable ROFN Exercise Notice, then the Parties shall refer the matter for at least one in-person meeting (or telephone call if an in-person meeting is impractical) between the Parties’ respective Executive Officers.

(i) With respect to any ROFN Product [***] (in each case, prior to the effect of any Half-Life Extension Component) (a “[***] ROFN Product”), if the Parties are unable to reach mutual agreement on the terms of the ROFN Exercise Agreement within the three (3)-month period, Jazz may have the terms of the ROFN Exercise Agreement determined by baseball arbitration in accordance with Section 12.2(b), and the Parties shall promptly execute the ROFN Exercise Agreement on terms and conditions decided by such arbitration; provided that Jazz initiates such arbitration within sixty (60) days after such three (3)-month negotiation period. The arbitrator shall determine the terms and conditions of such ROFN Exercise Agreement generally taking into consideration the factors described in Section 2.4(d) for the Option Exercise Agreement.

(ii) With respect to any ROFN Product [***] (in each case, prior to the effect of any Half-Life Extension Component) (a “[***] ROFN Product”), if the Parties are unable to reach mutual agreement on the terms of the ROFN Exercise Agreement within the three (3)-month period, then the ROFN shall lapse for such [***] ROFN Product, and Pfenex may decide, in its sole discretion, whether to terminate or continue the development and commercialization of such [***] ROFN Product, itself or in collaboration with one or more Third Parties; provided that Pfenex shall notify Jazz within thirty (30) days after a Third Party first communicates in writing to Pfenex the general terms applicable to the development and commercialization of (or granting an option to develop and commercialize) such [***] ROFN Product as contained in a term sheet or proposed definitive agreement, [***]. Jazz further acknowledges and agrees that Pfenex has no obligation to conduct or continue any research or development of any ROFN Product.

2.6 Exclusivity.

(a) Pfenex. Subject to the terms of this Section 2.6, during the Term, Pfenex shall not research, develop, manufacture or commercialize, itself or with or through any Affiliate or Third Party (including by performing any services on a contract basis or activities on a Third Party product), any product containing [***] except for (i) the manufacture of HemOnc Products for supply to Jazz and its Affiliates under this Agreement; (ii) the Development of the Pegaspargase Product under the corresponding Development Plan and any activities agreed to be conducted by Pfenex for such Pegaspargase Product under any Option Exercise Agreement; (iii) the development of the applicable ROFN Product for purposes of developing the ROFN Data Package for such ROFN Product; (iv) if the Parties enter into a ROFN Exercise Agreement for a particular ROFN Product, the manufacture of such ROFN Product for supply to Jazz and its Affiliates to the extent set forth in the applicable ROFN Exercise Agreement; and (v) as provided in Sections 2.6(d)(i) and 2.6(e) below.

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(b) Jazz. Subject to the terms of this Section 2.6, from and after the expiration of the last Assessment Period and thereafter during the Term, Jazz shall not research, develop, manufacture or commercialize, itself or with or through any Affiliate or Third Party (including by performing any services on a contract basis or activities on a Third Party product), any product containing [***] for such product; (iii) Development, manufacture and Commercialization of HemOnc-Pf under this Agreement, HemOnc-NextGen under this Agreement, if Jazz exercises the Option, the Pegaspargase Product in accordance with the Option Exercise Agreement, or if Jazz exercises its ROFN for a particular ROFN Product, such ROFN Product in accordance with the applicable ROFN Exercise Agreement and (iv) as provided in subsection(e) below.

(c) Termination of Exclusivity. The exclusivity obligations set forth in Section 2.6(a) and (b) shall terminate as follows:

(i) If this Agreement is terminated with respect to HemOnc-Pf, the exclusivity obligations set forth in Section 2.6(a) and (b) shall thereafter no longer apply with respect to products containing [***].

(ii) If this Agreement is terminated with respect to HemOnc-NextGen, the exclusivity obligations set forth in Section 2.6(a) and (b) shall thereafter no longer apply with respect to products containing [***].

(iii) If either this Agreement is terminated with respect to the Pegaspargase Product or the Option expires without Option Exercise, the exclusivity obligations set forth in Section 2.6(a) and (b) shall no longer apply with respect to products containing or comprising [***]; provided that the ROFN in Section 2.5 shall continue to apply.

For clarity, clauses (i), (ii) and (iii) above are cumulative (i.e., more than one clause may apply).

(d) ROFN Products.

(i) In the event that, with respect to a particular [***] ROFN Product, Jazz declines its ROFN, Jazz’s ROFN expires without delivery by Jazz to Pfenex of a ROFN Exercise Notice or the Parties do not enter into a ROFN Exercise Agreement for such ROFN Product in accordance with the terms of Section 2.5, then Sections 2.6(a) shall no longer apply to such ROFN Product. Pfenex may not file an IND for a [***] ROFN Product until Jazz declines its ROFN, Jazz’s ROFN expires without delivery by Jazz to Pfenex of a ROFN Exercise Notice, or the Parties fail to enter into a ROFN Exercise Agreement for such ROFN Product in accordance with the terms of Section 2.5.

(ii) Pfenex’s obligations under Section 2.6(a) shall continue to apply to any [***] ROFN Product, regardless of whether Jazz declines its ROFN, Jazz’s ROFN expires without delivery by Jazz to Pfenex of a ROFN Exercise Notice, or the Parties fail to enter into a definitive ROFN Exercise Agreement.

(e) Acquisition of Competing Product. In the event that a Third Party becomes an Affiliate of a Party after the Effective Date through merger, acquisition,

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consolidation or other similar transaction, and as of the closing date of such transaction, such Third Party is engaged in the research, development, manufacture or commercialization of a product that, if conducted by such Party, would cause such Party to be in breach of its exclusivity obligations set forth above (a “Competing Program”), then:

(i) if such transaction results in a Change of Control of such Party, then such new Affiliate shall have the right to continue such Competing Program and such continuation shall not constitute a breach of such Party’s exclusivity obligations set forth in Section 2.6(a) or 2.6(b), respectively; provided that such new Affiliate conducts such Competing Program independently of the activities of this Agreement and does not use any of the other Party’s intellectual property rights or Confidential Information (except as may be separately licensed by such other Party to such new Affiliate) in the conduct of such Competing Program; and

(ii) if such transaction does not result in a Change of Control of such Party, then such Party and its new Affiliate shall have twelve (12) months from the closing date of such transaction to wind down or complete the divestiture of such Competing Program, and its new Affiliate’s conduct of such Competing Program during such twelve (12)-month period shall not be deemed a breach of such Party’s exclusivity obligations set forth above; provided that such new Affiliate conducts such Competing Program during such twelve (12)-month period independently of the activities of this Agreement and does not use any of the other Party’s intellectual property or Confidential Information (except as may be separately licensed by such other Party to such new Affiliate) in the conduct of such Competing Program. “Divestiture”, as used in this Section 2.6(e)(ii), means the sale or transfer of rights to the Competing Program to a Third Party without receiving a continuing share of profit, royalty payment or other economic interest in the success of such Competing Program.

ARTICLE 3

GOVERNANCE

3.1 Joint Development Committee and Joint Management Team and.

(a) Formation and Role. Promptly, and in any event within thirty (30) days after the Effective Date, the Parties shall establish a joint development committee (the “Joint Development Committee” or “JDC”) and such JDC will:

(i) coordinate the activities of the Parties under the Development Plans, including facilitating information exchange and discussions between the Parties with respect to the Development of Products, the progress and results (whether preliminary or final) under the Development Plans and ROFN Products;

(ii) review and discuss any proposed amendments or revisions to the Development Plans;

(iii) review and discuss any cost to be shared by the Parties;

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(iv) oversee all activities relating to the manufacturing-related activities, including Product supply, process development/optimization and any related procedures;

(v) oversee technology transfer from Pfenex to Jazz’s Third Party manufacturer, if applicable;

(vi) establish such Working Groups as it deems necessary to achieve the objectives and intent of this Agreement; and

(vii) perform such other functions as appropriate to further the purposes of this Agreement, as expressly set forth in this Agreement or as agreed by the Parties in writing.

It is the expectation of the Parties that the JDC will set forth the general principles and strategies upon which the Parties will perform their activities under the Development Plans. The JDC shall have only the powers expressly assigned to it in this Section 3.1 and all other matters are expressly excluded. In no event shall the JDC have the right to amend, modify, or waive compliance with this Agreement.

(b) Members. Each Party shall initially appoint up to three (3) representatives to the JDC. Each Party may change the number of its representatives and may replace its representatives at any time upon written notice to the other Party; provided that neither Party shall have more than three (3) representatives in the JDC and each representative shall be an officer or employee of the applicable Party or its Affiliate having sufficient experience and responsibility within such Party to make decisions arising within the scope of the JDC’s responsibilities. The JDC shall have a chairperson selected by Jazz. The role of the chairperson shall be to convene and preside at the meetings of the JDC and to ensure the preparation of meeting minutes, but the chairperson shall have no additional powers or rights beyond those held by other JDC representatives.

(c) Meetings. The JDC shall meet at least one (1) time per calendar quarter, unless the Parties mutually agree in writing to a different frequency for such meetings. Either Party may also call a special meeting of the JDC (by videoconference or teleconference) by at least ten (10) Business Days’ prior written notice to the other Party, and such Party shall provide the JDC, no later than ten (10) Business Days prior to the special meeting, with materials reasonably adequate to enable informed discussion or decision-making, as applicable. No later than ten (10) Business Days prior to any meeting of the JDC, the chairperson of the JDC shall prepare and circulate an agenda for such meeting; provided, however, that either Party may propose additional topics to be included on such agenda, either prior to or in the course of such meeting. The JDC may meet in person, by videoconference or by teleconference, as the Parties agree. Each Party shall bear the expense of its respective JDC members’ participation in JDC meetings. Meetings of the JDC shall be effective only if at least one (1) representative of each Party is present or participating in such meeting. The chairperson of the JDC shall be responsible for preparing written minutes of all JDC meetings that reflect, without limitation, all material actions taken at such meeting and further issues to be considered. The JDC chairperson shall send draft meeting minutes to each member of the JDC for review and approval within ten (10) Business Days after each JDC meeting. Such minutes shall be deemed approved unless one or

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more members of the JDC object to the accuracy of such minutes within ten (10) Business Days of receipt. The JDC may be disbanded at any time by the mutual agreement of the Parties, it being understood that matters previously to be considered by the JDC shall be considered directly by the Parties in good faith with the decision making allocation as described below in the event of any dispute on such matters.

3.2 Joint Management Team

(a) Formation. Promptly, and in any event within thirty (30) days after the Effective Date, the Parties shall establish a joint management team (the “Joint Management Team” or “JMT”) and such JMT will:

(i) Manage and coordinate the strategic relationship of the Parties in the performance of the obligations under this Agreement; and

(ii) Address and resolve any disputes of the JDC.

(b) Members. Each Party shall appoint one senior executive to the JMT. Each Party may replace its representative at any time upon written notice to the other Party; provided that each representative shall be an executive of the applicable Party or its Affiliate having sufficient experience and responsibility within such Party to make decisions arising within the scope of the JMT’s responsibilities.

(c) Meetings. The JMT shall meet at least one (1) time per calendar year. Either Party may also call a special meeting of the JMT (by videoconference or teleconference) by at least ten (10) Business Days’ prior written notice to the other Party, and such Party shall provide the other member, no later than ten (10) Business Days prior to the special meeting, with materials reasonably adequate to enable informed discussion or decision-making, as applicable. The JMT may meet in person, by videoconference or by teleconference, as the Parties agree. Each Party shall bear the expense of its respective JMT members’ participation in JMT meetings. Meetings of the JMT shall be effective only if both representatives are present or participating in such meeting.

3.3 Decision Making. The JDC and JMT each shall strive to act by consensus. The representatives from each Party on the JDC will have, collectively, one (1) vote on behalf of that Party; each Party will have one vote on the JMT. If the JDC is unable to reach consensus on any matter within the JDC’s authority within thirty (30) days after first considering such matter, then such matter shall be referred to the JMT for resolution. If the JMT, after good faith efforts and consideration of the other party’s position, cannot resolve such matter within thirty (30) days after such matter has been referred to the JMT, then:

(a) Jazz shall have the final decision making authority with respect to all matters relating to the HemOnc Products; provided that such final decision making authority shall not apply with respect to (i) the prosecution and enforcement of Pfenex Patents (for which decisions shall be made as set forth in Sections 7.3 and 7.4), and (ii) material changes to the Pfenex Expression Feasibility Activities;

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(b) prior to Option Exercise, Pfenex shall have the final decision making authority with respect to all matters relating to the development of the Pegaspargase Product; provided that Pfenex may not materially change any of its development obligations outlined in the applicable Development Plan with respect to the Pegaspargase Product without Jazz’s prior written consent; and

(c) prior to ROFN Exercise with respect to the applicable ROFN Product, Pfenex shall have the final decision making authority with respect to all matters relating to the development of such ROFN Product.

Notwithstanding the foregoing, a Party may not exercise such final decision making authority in a manner that would increase the financial obligations of the other Party.

3.4 Working Groups. From time to time, the JDC may establish and delegate duties to other committees, sub-committees or directed teams (each, a “Working Group”) on an “as-needed” basis to oversee particular projects or activities, which delegation shall be reflected in the minutes of the meetings of the JDC. For illustrative purposes only, the JDC may establish a Working Group focused on CMC matters and a Working Group focused on intellectual property matters. Each Working Group shall be constituted and shall operate as the JDC determines and shall report to the JDC. Each Working Group and its activities shall be subject to the oversight, review and approval of the JDC. In no event shall the authority of the Working Group exceed that specified for the JDC in Section 3.1(a). Any disagreement between the designees of Pfenex and of Jazz on a Working Group shall be referred to the JDC for resolution.

ARTICLE 4

DEVELOPMENT; MANUFACTURE; REGULATORY

4.1 Overview. The Parties agree to conduct Development of Products as provided in this Article 4.

4.2 Development Programs.

(a) General. The Parties shall undertake, using Commercially Reasonable Efforts, a development program to Develop each Product (with respect to each Product, the “Development Program”) in accordance with the terms of this Article 4. Development of each Product under this Agreement by the Parties will be conducted pursuant to a development plan (with respect to each Product, the “Development Plan”) that describes all Development activities to be conducted by the Parties in an initial twelve (12)-month period and, after expiry of the applicable Assessment Period, in a twenty-four (24)-month period, including to the extent applicable for the period included under such plan: (i) the proposed overall program of Development for such Product in the Territory, including preclinical studies, toxicology, formulation, process development, supply, manufacturing technology transfer, clinical studies, regulatory plans and other elements of obtaining Regulatory Approval(s) of such Product, and (ii) the tasks allocated to each Party under the Development Program and estimated timelines for such tasks and responsibilities. The Development Plan for each HemOnc Product shall also set forth the scope and timeline for completion of the Pfenex Expression Feasibility Activities and

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the Jazz Assessment Activities. In the event of any inconsistency between a Development Plan and this Agreement, the terms of this Agreement shall prevail.

(b) Initial Development Plans and Amendments. The Parties have set forth the initial Development Plan for each of the Development Programs as Exhibit C. From time to time (at least on an annual basis), Jazz shall prepare proposed amendments, as appropriate, to the then-current Development Plans for the HemOnc Products and, prior to Option Exercise, Pfenex shall prepare proposed amendments, as appropriate, to the then-current Development Plan for the Pegaspargase Product for review and discussion at the JDC. Following Option Exercise, the Development Plan for the Pegaspargase Product shall be prepared and amended by the Parties as set forth in the Option Exercise Agreement. Once discussed by the JDC (and as amended based on such discussion), each amended Development Plan shall become effective and supersede the previous Development Plan as of the date of approval by the applicable Party.

4.3 Allocation of Development Responsibilities.

(a) HemOnc Products. Subject to Pfenex’s performance of the Pfenex Expression Feasibility Activities and Section 4.7, Jazz shall be responsible for conducting the Jazz Assessment Activities and all Development (other than manufacturing process development) of the HemOnc Products, including all activities during the applicable Assessment Period and all pre-clinical and clinical studies in accordance with the terms of this Agreement.

(b) Pegaspargase Product. Prior to Option Exercise, Pfenex shall be solely responsible, at its expense, for all Development of the Pegaspargase Product, including the manufacturing and supply of the Pegaspargase Product for Development use. Following Option Exercise, the responsibilities for the Development of the Pegaspargase Product shall be allocated between the Parties as agreed by the Parties under the Option Exercise Agreement.

4.4 Development Standards of Conduct. After the expiration of the applicable Assessment Period, Jazz shall use Commercially Reasonable Efforts to Develop the HemOnc Products for the Lead Indication in the United States and to achieve the Development milestones numbered 5 and 6 referenced in Exhibit 6.3 that specifically relate to the Lead Indication in the United States. For clarity, Jazz’s Development obligations under this Section 4.4 do not require Jazz to Develop the HemOnc Products in more than one subtype, subgroup, or line of treatment for the Lead Indication. Pfenex shall use Commercially Reasonable Efforts to Develop the manufacturing process for the HemOnc Products as set forth in the Development Plans for such Products and to Develop the Pegaspargase Product for the United States. Without limiting the foregoing, each Party shall use Commercially Reasonable Efforts to carry out the tasks assigned to it under the respective Development Plans, and each Party shall conduct its activities under the Development Plans in a good scientific manner.

4.5 Development Records and Reports. Each Party shall maintain complete, current and accurate records of all Development activities conducted by it hereunder, and all Information resulting from such activities. Such records shall accurately and completely reflect all work done and results achieved in the performance of the Development activities in good scientific manner appropriate for regulatory and patent purposes.

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4.6 Development Reports. Each Party shall keep the JDC reasonably informed on the Development activities performed by such Party under this Agreement. Without limiting the foregoing, at each regularly scheduled JDC meeting, each Party shall provide the JDC with a summary report of the Development or manufacturing activity performed by it since the last JDC meeting and the results thereof. The JDC shall discuss the progress and results of the Parties’ Development or manufacturing activity and each Party shall promptly respond to the other Party’s reasonable questions or requests for additional information relating to such Development. Notwithstanding the foregoing, during the applicable Assessment Period, Jazz shall only be obligated to share with Pfenex a high level plan for its activities with respect to such HemOnc Product during such time period.

4.7 Process Development; Manufacture of Products

(a) Process Development. Each Party shall be responsible, at its expense, for manufacturing process development in accordance with the applicable Development Plan. The Development Plan for each HemOnc Product shall set forth the timeline and the Parties’ respective activities for the development of the manufacturing process for each such HemOnc Product, to be generally assigned to each Party consistent with the table below for each such HemOnc Product. In addition, manufacturing process development activities shall include technology transfer to Third Party manufacturers or Third Party research organizations for scale up and production of materials for clinical trials, and all other such activities related to development and validation of a commercial manufacturing process. Further, the Development Plan for each HemOnc Product shall set forth the criteria with respect to the manufacturing process for such HemOnc Product that must be satisfied prior to the transfer of such manufacturing process pursuant to Section 4.7(b) (with respect to such HemOnc Product, the “Manufacturing Process Transfer Criteria”). Each Party shall provide periodic written reports on its Development of the applicable manufacturing process.

Pfenex Activity	Jazz Activity
[***]	[***]
[***]	[***]
[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(b) Manufacturing Process Transfer.

(i) At Jazz’s request after achievement of the Manufacturing Process Transfer Criteria with respect to the applicable HemOnc Product, Pfenex shall transfer, at its expense, Pfenex’s manufacturing process for such HemOnc Product to Jazz, its Affiliate, or a Third Party manufacturer, in Jazz’s sole discretion (with respect to such HemOnc Product, the “Manufacturing Process Transfer”). For clarity, Pfenex shall not be required to perform more

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than a maximum of two (2) Manufacturing Process Transfers (i.e., one for each HemOnc Product). If the Manufacturing Process Transfer is to a Third Party manufacturer for commercial supply of the applicable Product, then the Parties shall negotiate in good faith to agree on the Third Party manufacturer, but if the Parties are unable to agree, Jazz may select the Third Party manufacturer; provided that Pfenex may reasonably object to any proposed Third Party manufacturer on the basis of reasonable concerns regarding the protection of Pfenex’s Confidential Information or intellectual property rights based on the Third Party manufacturer’s history of patent infringement or misappropriation or specific geographic concerns. Notwithstanding anything to the contrary in this Agreement, if Jazz requests that Pfenex perform the Manufacturing Process Transfer with respect to the applicable HemOnc Product prior to achievement of the Manufacturing Process Transfer Criteria for such HemOnc Product, then, provided that the Parties agree in writing (such agreement not to be unreasonably withheld) with respect to alternative criteria for such Manufacturing Process Transfer following discussion of any risk factors reasonably identified by Pfenex in response to such request, Pfenex shall perform such Manufacturing Process Transfer, at its expense, pursuant to such alternative criteria. Notwithstanding the foregoing, Pfenex shall perform a Manufacturing Process Transfer for an applicable Product at Jazz’s request (A) not later than the applicable time set forth in the Development Plan and/or (B) if after good faith discussions with Pfenex with an opportunity for Pfenex to take corrective action, Jazz reasonably determines that Pfenex will be unable achieve the Manufacturing Process Transfer Criteria by the applicable time set forth in the Development Plan.

(ii) The Parties shall conduct the applicable Manufacturing Process Transfer in accordance with this Section 4.7 and in accordance with a written Manufacturing Process Transfer plan to be mutually and reasonably agreed by the Parties prior to such Manufacturing Process Transfer. The Manufacturing Process Transfer shall include the transfer of all data, technical information, documents, and materials necessary or useful to enable Jazz or such Affiliate or Third Party manufacturer, as applicable, to manufacture and supply the applicable HemOnc Product in compliance with the applicable specifications for Development and Commercialization use and the generally accepted practices and principles for such technology transfer. The Manufacturing Process Transfer also includes reasonable and customary on-site support by Pfenex at the Third Party manufacturer’s facilities during the Manufacturing Process Transfer, including participation by Pfenex in technical exchange meetings, review by Pfenex of draft batch records, and provision by Pfenex of technical supervision during any batches necessary to demonstrate that the Manufacturing Process Transfer is complete. Following the Manufacturing Process Transfer for each HemOnc Product and upon Jazz’s reasonable request, Pfenex [***], as applicable, to implement the manufacturing process and analytical methods for such HemOnc Product developed by Pfenex without additional compensation and (B) such additional technical assistance (including access to its technical personnel) as may be requested by Jazz for compensation at Pfenex’s then applicable hourly rates, in each case (A) and (B) subject to reimbursement of Pfenex’s documented travel and other out-of-pocket expenses incurred in performing providing such assistance within thirty (30) days of invoice therefor. Jazz may use any unused portion of Pfenex’s [***] with respect to the [***] following Manufacturing Process Transfer.

(c) Product Supply. Prior to Manufacturing Process Transfer under Section 4.7(b) (if applicable), Pfenex shall use reasonable efforts to manufacture and supply to

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Jazz all non-GMP HemOnc Products reasonably required for pre-clinical and process development studies in accordance with the specifications, quantities and timeline set forth in the applicable Development Plan. After the completion of a Manufacturing Process Transfer for a HemOnc Product, Jazz shall be responsible, at its expense and through Jazz, its Affiliates or a designated Third Party manufacturer, for the manufacture and supply of all HemOnc Product required for use in the remaining clinical Development and the Commercialization of such HemOnc Product. Upon Jazz’s request, at a reasonable time during the manufacturing development process, the Parties shall negotiate in good faith for a reasonable period of time, not to exceed ninety (90) days or such longer period as mutually agreed by the Parties, the terms and conditions of a supply agreement pursuant to which Pfenex will be Jazz’s supplier of one or both GMP HemOnc Products for use in clinical Development and Commercialization, on a non-exclusive or exclusive basis as agreed by the Parties. For clarity, neither Party shall be required to enter into such an agreement except on such terms as are acceptable to such Party in its sole and absolute discretion.

4.8 Regulatory Matters for HemOnc Products.

(a) Jazz Responsibilities. Except as expressly set forth herein, Jazz shall be responsible, at its expense, for all regulatory activities required to obtain and maintain Regulatory Approval for the HemOnc Products, including the preparation of all Regulatory Materials and all communications and interactions with Regulatory Authorities with respect to the HemOnc Products and pharmacovigilance reporting. Jazz shall own all Regulatory Materials (including all INDs, BLAs, MAAs and Regulatory Approvals) for the HemOnc Products. Pfenex shall not submit any Regulatory Materials for the HemOnc Products without the prior written consent of Jazz. Except as expressly requested by Jazz in writing, Pfenex shall not communicate with any Regulatory Authority with respect to the HemOnc Products, unless so required to comply with applicable Laws, in which case Pfenex shall promptly notify Jazz of such requirement under applicable Laws and, to the extent practicable and permitted under applicable Laws, shall submit any proposed communication to Jazz for prior approval or, if not practicable or permitted, shall provide Jazz with a copy or summary thereof as soon as reasonably practicable thereafter.

(b) Regulatory Collaboration. Upon Jazz’s request, Pfenex shall provide reasonable support with respect to CMC (including writing applicable M3 modules of the International Conference on Harmonisation Common Technical Document specifically related to the production strains with respect to the applicable Product), pharmacovigilance, and other matters for the HemOnc Products in connection with Jazz’s regulatory activities. Without limiting the foregoing, at the direction of Jazz, the Parties shall collaborate and work together to prepare CMC related Regulatory Materials for the HemOnc Products and the JDC may establish a Working Group to coordinate and oversee such regulatory work.

(c) Regulatory Information Sharing. Jazz shall lead all interactions with Regulatory Authorities with respect to the HemOnc Products and shall keep Pfenex reasonably informed on the regulatory development for the HemOnc Products through the JDC. Jazz shall provide Pfenex with drafts of all Regulatory Materials prepared by Jazz for the HemOnc Products reasonably in advance of filing where practicable for Pfenex’s review and comment. Jazz will consider in good faith any such comments where practicable. Jazz shall also promptly

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provide Pfenex with copies of any material Regulatory Materials submitted or received by Jazz for the HemOnc Products.

(d) Regulatory Meetings. At each regularly scheduled JDC meeting, Jazz shall provide Pfenex with a list and schedule of any in-person meetings or teleconferences with Regulatory Authorities planned for the next calendar quarter that relate to the HemOnc Products. In addition, Jazz shall notify Pfenex as soon as reasonably possible if Jazz becomes aware of any additional such meetings or teleconferences that become scheduled for such calendar quarter. Pfenex shall provide all reasonable assistance requested by Jazz to prepare for any such meeting or teleconference. Upon either Party’s request and to the extent permitted by applicable Laws, Pfenex shall have the right to have a representative present in all such meetings and teleconferences; provided, however, Pfenex may only actively participate in such meeting with respect to topics that pertain to activities performed by Pfenex under the applicable Development Plan and the content of such participation is subject to the prior agreement of the Parties.

(e) Regulatory Inspection.

(i) Pfenex shall promptly (and in any event within one (1) Business Day of becoming aware thereof) notify Jazz of any Regulatory Authority inspections relating to any HemOnc Product or related activities under the applicable Development Plan. Jazz shall have the right to be present at any such inspections and shall have the opportunity to provide, review and comment on any responses that may be required. Pfenex shall provide Jazz with copies of all materials, correspondence, statements, forms and records received or generated pursuant to any such inspection. In addition to such obligations with respect to Regulatory Authority inspections, Pfenex shall promptly (and in any event within one (1) Business Day following receipt thereof) notify Jazz of any information it receives regarding any threatened or pending action or communication by or from any Third Party, including a Regulatory Authority, that may materially affect the Development, manufacturing, Commercialization or regulatory status of HemOnc Products.

(ii) Jazz shall promptly (and in any event within one (1) Business Day of becoming aware thereof) notify Pfenex of any Regulatory Authority inspections relating specifically to the manufacturing process developed by Pfenex for any HemOnc Product (or any modified version of such manufacturing process for such HemOnc Product) and conducted by Jazz, its Affiliate or any Third Party manufacturer. Jazz shall provide Pfenex with copies of all materials, correspondence, statements, forms and records received or generated pursuant to any such inspection to which it has access and authority to disclose; provided that Jazz shall only provide Pfenex with any such materials received by a Third Party to the extent permitted under Jazz’s agreement with such Third Party. In addition to such obligations with respect to Regulatory Authority inspections, Jazz shall promptly (and in any event within one (1) Business Day following receipt thereof) notify Pfenex of any information it receives regarding any threatened or pending action or communication by or from any Third Party, including a Regulatory Authority, that may materially affect the manufacturing or regulatory status of HemOnc Products; provided that Jazz shall only provide Pfenex with any such information received by a Third Party to the extent permitted under Jazz’s agreement with such Third Party.

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4.9 Regulatory Matters for Pegaspargase Product. Prior to Option Exercise, Pfenex shall be solely responsible for all regulatory activities for the Pegaspargase Product, shall be solely responsible for all interactions with Regulatory Authorities with respect to the Pegaspargase Product and shall keep Jazz reasonably informed on regulatory developments for the Pegaspargase Product through the JDC. After Option Exercise, the responsibilities for the regulatory activities required to obtain and maintain Regulatory Approval of the Pegaspargase Product shall be allocated between the Parties as agreed by the Parties under the Option Exercise Agreement.

4.10 Subcontracts. Each Party may perform its Development Program obligations under this Agreement through one or more subcontractors, provided that (a) Pfenex’s subcontractors shall be subject to Jazz’s prior written approval (except that, in the case of the Development Program for the Pegaspargase Product prior to Option Exercise, Pfenex may engage subcontractors without such approval), (b) the subcontracting Party shall remain responsible for the work delegated to, and payment to (subject to Section 6.2(b)), its subcontractors to the same extent it would if it had done such work itself and (c) the subcontracting Party shall enter into a written agreement with the subcontractor that is consistent with this Agreement, including provisions relating to confidentiality and intellectual property rights that are at least as restrictive as those in this Agreement. The subcontracting Party shall enforce any breach by a subcontractor under such subcontracting agreement for the non-subcontracting Party’s benefit and on its behalf.

ARTICLE 5

COMMERCIALIZATION

5.1 Commercialization Responsibilities. Subject to the terms hereof, Jazz will have the exclusive right to conduct, and will be solely responsible for all aspects of, the Commercialization of HemOnc Products and, subject to Option Exercise, the Pegaspargase Product in the Field in the Territory, including: (a) developing and executing a commercial launch and pre-launch plan; (b) negotiating with applicable Governmental Authorities regarding the price and reimbursement status of Products; (c) marketing and promotion; (d) booking sales and distribution and performance of related services; (e) handling all aspects of order processing, invoicing and collection, inventory and receivables; (f) providing customer support, including handling medical queries, and performing other related functions; (g) conforming its practices and procedures to applicable Laws relating to the marketing, detailing and promotion of Products in the Territory; and (h) manufacturing of Products for commercial use (subject to the terms of any definitive manufacturing agreement between the Parties). As between the Parties, Jazz shall bear all of its costs and expenses incurred in connection with the Commercialization activities for the HemOnc Products.

5.2 Commercial Diligence; Report. After Jazz has obtained Regulatory Approval for a HemOnc Product, Jazz shall use Commercially Reasonable Efforts to Commercialize such HemOnc Product for the Lead Indication in the United States. For clarity, Jazz’s Commercialization obligations under this Section 5.2 do not require Jazz to Commercialize the applicable HemOnc Product in more than one subtype, subgroup, or line of treatment of the Lead Indication. In addition, subject to Option Exercise, Jazz will use Commercially Reasonable Efforts to Commercialize the Pegaspargase Product following Regulatory Approval in the United

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States. On an annual basis, Jazz shall provide Pfenex with a summary of Jazz’s significant Commercialization activities with respect to each Product in the Territory since the last such report.

ARTICLE 6

COMPENSATION

6.1 Upfront Payments. Within two (2) Business Days after the Effective Date, Jazz shall pay to Pfenex a one-time, non-refundable (i) upfront payment of [***] Dollars ($[***]) in consideration of the licenses and related rights granted under this Agreement for HemOnc-NextGen; and (ii) option payment of [***] Dollars ($[***]) in consideration of the Option granted under Section 2.4 (together, such amounts, the “Upfront Payments”).

6.2 Development Costs.

(a) General. Except as expressly set forth herein, each Party shall be responsible for the cost and expenses it incurs to carry out the Development work under the Development Plans, including in the case of Pfenex, the cost and expense of the manufacturing technology transfer under Section 4.7(b).

(b) HemOnc Products. If Pfenex is required to perform any Development activities for the HemOnc Products under the applicable Development Plan or at Jazz’s request, the Parties shall promptly agree on a budget for such activities either in the applicable Development Plan or otherwise prior to the commencement of the applicable activity.

(i) If Pfenex engages a Third Party to perform such activities because Pfenex does not have the capability to perform such Development activities, then Jazz shall reimburse Pfenex for its reasonable and documented actual expenses paid by Pfenex to Third Parties to perform such Development activities, without markup, to the extent such expenses do not exceed a mutually agreed written budget for such activities or an amount otherwise approved in advance and in writing by Jazz. Within five (5) Business Days after the end of each month during which Pfenex incurred any such expenses, Pfenex shall provide Jazz with a good faith estimate of all amounts paid to Third Parties in such month, without markup, to engage such Third Party to conduct such Development activities. Within thirty (30) days after the end of each month during which Pfenex incurred any such expenses, Pfenex shall provide Jazz with an invoice and reasonable supporting documentation for all amounts paid to Third Parties in such month, without markup, to engage such Third Party to conduct such Development activities (up to the amount budgeted for such Development activities or otherwise approved in writing by Jazz). Jazz shall pay each such invoice within forty-five (45) days after receipt thereof, except to the extent disputed by Jazz in good faith. Jazz shall notify Pfenex if it disputes any portion of any such invoice prior to the due date for payment. For clarity, Jazz shall not be required to pay any invoiced amount for a particular Development activity that exceeds the amount budgeted or approved for such activity. Jazz shall notify Pfenex if it disputes any portion of any such invoice within ten (10) Business Days from receipt of the invoice.

(ii) Pfenex shall perform any Development activities for the HemOnc Products pursuant to the applicable Development Plan at its sole cost and expense; provided, that

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Jazz shall reimburse Pfenex for documented internal expenses, at the rate of [***], in excess of [***] actually incurred by Pfenex to generate the Assessment Materials for HemOnc-NextGen that are within the approved budget in the Development Plan for such activities.

(c) Pegaspargase Product. Prior to Option Exercise, Pfenex shall be solely responsible for all cost and expenses it incurs for the Development of the Pegaspargase Product. After Option Exercise, the Parties will allocate the Development cost for the Pegaspargase Product as agreed by the Parties under the Option Exercise Agreement.

6.3 Development Milestone Payments for HemOnc Products. Jazz shall notify Pfenex within ten (10) days after the achievement by the applicable Party or its Affiliates or sublicensees of the development milestone events set forth on Exhibit 6.3. Thereafter, Pfenex shall invoice Jazz for the corresponding milestone payment set forth on Exhibit 6.3, and Jazz shall pay each such invoice within forty-five (45) days after receipt thereof. Notwithstanding the preceding sentence, concurrently with the delivery of materials set forth in milestone payments numbered 1 and 2 listed on Exhibit 6.3, Pfenex shall invoice Jazz for the corresponding milestone payment, and Jazz shall pay each invoice within five (5) Business Days after receipt thereof. Each payment set forth in this Section 6.3 shall be non-refundable and non-creditable.

(a) Each milestone payment is payable one time only, regardless of the number of times the corresponding event is achieved by a Product and regardless of the number of Products to achieve such event. Under no circumstances shall Jazz be obligated to pay Pfenex more than forty-six million Dollars ($46,000,000) pursuant to this Section 6.3.

(b) “EU Approval” means the later of (i) first achievement of MAA approval in the European Union by the centralized procedure or in at least three of the five Major European Countries; and (b) first receipt of Pricing Approval in at least three Major European Countries, provided that Jazz uses Commercially Reasonable Efforts to obtain such Pricing Approvals after the corresponding MAA approval.

(c) For clarity, in the case of development milestone events numbered 1 through 4 listed on Exhibit 6.3 only, if any such higher numbered development milestone event for a particular HemOnc Product is achieved and any such lower numbered development milestone event for such HemOnc Product has not yet been achieved for any reason, notwithstanding anything herein to the contrary, such lower numbered development milestone event shall be deemed to have been achieved and the corresponding development milestone payment listed on Exhibit 6.3 shall be payable simultaneously with the development milestone payment for achievement of such higher numbered development milestone event.

6.4 Sales Milestones for HemOnc-NextGen. Jazz shall notify Pfenex, concurrently with the delivery of the royalty report under Section 6.5(d), after the end of the calendar quarter in which the aggregate annual Net Sales of HemOnc-NextGen by Jazz and its Affiliates and sublicensees first reaches each of the amounts specified on Exhibit 6.4. Thereafter, Pfenex shall invoice Jazz for the corresponding milestone payment set forth on Exhibit 6.4, and Jazz shall pay each such invoice within thirty (30) days after receipt thereof. Each such sales milestone payment shall be payable one time only. For clarity, the milestone payments in Exhibit 6.4 shall be additive such that if more than one milestone below is met in the same calendar year, Jazz

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shall pay all applicable payments to Pfenex for that calendar year in accordance with this Section 6.4.

6.5 Royalties on HemOnc Products.

(a) Royalty Rates. Subject to Sections 6.5(b) and 6.5(c), Jazz shall pay to Pfenex royalties on aggregate annual Net Sales of HemOnc-Pf and HemOnc-NextGen, as calculated by multiplying the applicable royalty rate by the corresponding amount of Net Sales of HemOnc-Pf and HemOnc-NextGen in each calendar year as set forth on Exhibit 6.5(a). For clarity, Net Sales and the applicable royalty rate shall be determined separately for each of HemOnc-Pf and HemOnc-NextGen.

(b) Royalty Term. Royalties shall be paid under this Section 6.5, on a Product-by-Product basis, for so long as Jazz or any other Selling Party is Commercializing or having Commercialized the HemOnc Products (with respect to each Product, the “Royalty Term”).

(c) Third Party Royalty Stacking. If Jazz obtains a license from a Third Party to any intellectual property right in order to manufacture, import, sell or Commercialize a HemOnc Product, Jazz shall have the right to deduct, from the royalty payment that would otherwise have been due pursuant to this Section 6.5 with respect to Net Sales of such HemOnc Product in the applicable country in a particular calendar quarter, an amount equal to [***] of the royalties paid by Jazz to such Third Party pursuant to such license on account of the sale of such HemOnc Product in such country during such calendar quarter; [***]. Jazz shall not be entitled to any reduction for any Third Party payments made under any intellectual property licensed by Jazz from any Third Party as of the Effective Date or for any Jazz Extension IP.

(d) Royalty Reports and Payments. Within forty-five (45) days after the end of each calendar quarter (or sixty (60) days for the last calendar quarter of the calendar year) after the First Commercial Sale of any HemOnc Product, Jazz shall deliver to Pfenex a statement, on a country-by-country and Product-by-Product basis, of the amount of gross sales and Net Sales of the HemOnc Products during the applicable calendar quarter and a calculation of the amount of royalty payment due on such sales for such calendar quarter, including royalty reduction under Section 6.5(c), if applicable. Following receipt of each royalty report, Pfenex shall invoice Jazz for the royalty payment, and Jazz shall pay each such invoice within fifteen (15) days after receipt thereof.

(e) Third Party Payments. Pfenex will be solely responsible for all amounts owed to Third Parties pursuant to agreements between Pfenex and Third Parties with respect to HemOnc Products.

6.6 HemOnc-Pf COGS Improvement Sharing. In addition to amounts payable under Section 6.5, for HemOnc-Pf sold by Jazz and other Selling Parties in a particular calendar year, Jazz shall pay to Pfenex an amount equal to the COGS Improvement. Within sixty (60) days after the end of each calendar year after the First Commercial Sale of HemOnc-Pf, Jazz shall deliver to Pfenex a statement of the calculation of COGS Variance in accordance with Exhibit D and amount of COGS Improvement sharing payment due for such calendar year.

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Following receipt of each such report, Pfenex shall invoice Jazz for the COGS Improvement sharing payment, and Jazz shall pay each such invoice within forty-five (45) days after receipt thereof.

6.7 Foreign Exchange. The rate of exchange to be used in computing the amount of currency equivalent in Dollars of Net Sales invoiced in other currencies shall be the rate used by Jazz in its financial reporting in accordance with applicable GAAP or other standard as then-used by Jazz.

6.8 Manner and Place of Payment. All payments owed by Jazz under this Agreement shall be made by wire transfer in immediately available funds to a bank and account designated in writing by Pfenex.

6.9 Records; Audits. Jazz agrees that it and all other Selling Parties will maintain complete and accurate records in reasonably sufficient detail to permit Pfenex to confirm the accuracy of the calculation of royalty payments and COGS Improvement sharing payments, and the achievement of sales milestone events. Upon reasonable prior notice, such records shall be available during regular business hours for a period of three (3) years from the end of the calendar year to which they pertain for examination, not more often than once each calendar year, by an independent certified public accountant selected by Pfenex and reasonably acceptable to Jazz, for the sole purpose of verifying the accuracy of the financial reports furnished by Jazz pursuant to this Agreement. Any such auditor shall enter into a confidentiality agreement with Jazz and shall not disclose Jazz’s Confidential Information to Pfenex or to any Third Party, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by Jazz or the amount of payments due by Jazz to Pfenex under this Agreement. Any amounts shown to be owed but unpaid shall be paid by Jazz to Pfenex, and any amounts showed to be overpaid will be refunded by Pfenex to Jazz, within forty-five (45) days from the accountant’s report. Pfenex shall bear the full cost of such audit unless such audit discloses an underpayment by Jazz of more than ten percent (10%) of the amount due, in which case Jazz shall bear the full cost of such audit.

6.10 Taxes.

(a) Taxes on Income. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the efforts of the Parties under this Agreement.

(b) Tax Cooperation. The Parties agree to cooperate with one another and use reasonable efforts to reduce or eliminate tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by Jazz to Pfenex under this Agreement. To the extent Jazz is required to deduct and withhold taxes on any payment to Pfenex, Jazz shall deduct the amounts of such taxes from the payment to Pfenex, pay such amounts to the proper Governmental Authority in a timely manner and promptly transmit to Pfenex an official tax certificate or other evidence of such withholding sufficient to enable Pfenex to claim such payment of taxes. Pfenex shall provide Jazz any tax forms that may be reasonably necessary in order for Jazz not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Each Party shall provide the other with

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reasonable assistance to enable the recovery, as permitted by applicable Laws, of withholding taxes, value added taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or value added tax.

(c) Withholding Tax Action. If either Party (or its Affiliates or successors) is required to make a payment to the other Party subject to a deduction or withholding of tax, then (A) if such deduction or withholding of tax obligation arises as a result of any action by the first Party, such as a Change of Control, change of domicile, or assignment by such first Party and such action has the effect of increasing the amount of tax deducted or withheld (a “Withholding Tax Action”), then the amount payable by the Party taking such Withholding Tax Action (in respect of which such increased deduction or withholding is required to be made) shall be increased by the amount necessary (the “Additional Amounts”) to ensure that the other Party receives the same amount that it would have received had no such Withholding Tax Action occurred, and (B) the Additional Amounts shall be deducted and withheld by the Party paying the Additional Amounts. The Additional Amounts, along with any other tax deducted and withheld from the payment made by such Party, shall be timely remitted to the proper Governmental Authority for the account of the other Party in accordance with applicable Law. Notwithstanding the foregoing, any sublicense or assignment in contravention of Sections 2.1(d) or 13.6, respectively, of this Agreement will not constitute a Withholding Tax Action.

(d) Refund of Additional Amounts. In the event a Party actually receives a credit against any tax on its income for any Additional Amounts paid to a Governmental Authority on its behalf (whether for the taxable year with respect to which such Additional Amounts are deducted and withheld, or in any prior or subsequent taxable year), the Party obtaining such credit shall refund and pay to the other Party an amount equal to the lesser of the credit obtained and such Additional Amounts. Whether a credit is obtained for Additional Amounts or for other taxes paid by a Party shall be determined in a manner consistent with applicable Laws.

ARTICLE 7

INTELLECTUAL PROPERTY MATTERS

7.1 Ownership of Inventions.

(a) Sole Inventions. Each Party shall solely own any Inventions made solely by it or its Affiliates’ employees, agents, or independent contractors that are not Pfenex Improvements, Jazz Improvements or Post-Primary Recovery Inventions (“Sole Inventions”).

(b) Joint Inventions. The Parties shall jointly own: (i) any Inventions that (A) are made jointly by employees, agents, or independent contractors of one Party or its Affiliates together with employees, agents, or independent contractors of the other Party or its Affiliates and (B) are not Pfenex Improvements or Jazz Improvements; and (ii) Post-Primary Recovery Inventions ((i) and (ii) together, “Joint Inventions”). All Patents claiming Joint Inventions shall be referred to herein as “Joint Patents.” Except to the extent a Party is expressly limited by the terms of this Agreement, including 7.1(g), each Party shall be entitled to practice, license, assign and otherwise exploit the Joint Inventions and Joint Patents without the

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duty of accounting or seeking consent from the other Party. Inventorship shall be determined in accordance with U.S. patent laws.

(c) Pfenex Improvements. Notwithstanding Sections 7.1(a) and 7.1(b) and subject to Section 7.1(g), Pfenex shall solely own all Inventions (developed solely by or on behalf of a Party or jointly by or on behalf of the Parties) that constitute an improvement, modification or enhancement of Pfenex’s proprietary P. fluorescens protein expression and manufacturing technology that has been disclosed by Pfenex to Jazz in writing (the “Disclosed Platform”), where such improvement, modification, and enhancement is applicable to the manufacture of drug substance for products in addition to the Products, including (i) improvements, modifications and enhancements to the Disclosed Platform generated under this Agreement (excluding, for clarity, any protein sequence), and (ii) growth media and conditions generally applicable to P. fluorescens and products that do not contain [***], but excluding (A) Post-Primary Recovery Inventions and (B) any Inventions, Information, or improvements relating to the process of formulating a Product or the formulated Product (the “Pfenex Improvements”). To the extent any Pfenex Improvement is made by Jazz’s or its Affiliates’ employees, agents, or independent contractors (whether solely or jointly with Pfenex), Jazz hereby assigns to Pfenex all of the right, title and interest in and to such Pfenex Improvement.

(d) Jazz Improvements. Notwithstanding Sections 7.1(a) and 7.1(b), Jazz shall solely own all Inventions (developed solely by or on behalf of a Party or jointly by or on behalf of the Parties) that constitute an improvement, modification or enhancement of the Half-Life Extension Component for HemOnc-NextGen selected by Jazz, in its sole discretion, including any fusion protein comprised of [***] together with a Half-Life Extension Component (the “Jazz Improvements”). To the extent any Jazz Improvement is made by Pfenex’s or its Affiliates’ employees, agents, or independent contractors (whether solely or jointly with Jazz), Pfenex hereby assigns to Jazz all of the right, title and interest in and to such Jazz Improvement.

(e) Product Licenses. Pfenex Improvements, Sole Inventions owned by Pfenex, and Pfenex’s interest in Joint Inventions shall be included in Pfenex IP and automatically licensed to Jazz under Section 2.1. Jazz Improvements shall be included in Jazz Extension IP and automatically licensed to Pfenex under Section 2.2.

(f) Improvement Licenses. In addition to the license grant contained in Section 7.1(e), Pfenex hereby grants to Jazz a non-exclusive, worldwide, transferrable, fully paid, perpetual, irrevocable, sublicenseable license (through multiple tiers) under Pfenex Improvements assigned by Jazz to Pfenex under Section 7.1(c) solely to manufacture any product that contains [***] or includes a Half-Life Extension Component. In addition to the license grant contained in Section 7.1(e), Jazz hereby grants to Pfenex a non-exclusive, worldwide, transferrable, fully paid, perpetual, irrevocable, sublicenseable (through multiple tiers) license under Jazz Improvements Controlled by Jazz assigned by Pfenex to Jazz under Section 7.1(d) solely to use with Pfenex’s proprietary P. fluorescens manufacturing platform to manufacture biological products. For clarity, the foregoing licenses granted by each Party expressly exclude (by implication or otherwise) any license or other right to practice any other intellectual property right Controlled by a Party that may be necessary or useful to practice the subject Jazz Improvement or Pfenex Improvement, as applicable.

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(g) Post-Primary Recovery Inventions. Notwithstanding Sections 7.1(a), 7.1(b), and 7.1(c), the Parties shall jointly own all Inventions (developed solely by or on behalf of a Party or jointly by or on behalf of the Parties) made prior to completion of the applicable Manufacturing Process Transfer that constitute a process, or an improvement, modification, or enhancement of a process, used in the manufacture of proteins following the primary recovery of such proteins, excluding any Inventions, Information, or improvements relating to the process of formulating a Product or the formulated Product (the “Post-Primary Recovery Inventions”). To the extent any Post-Primary Recovery Invention is made solely by the employees, agents, or independent contractors of a Party or its Affiliates, such Party hereby assigns to the other Party a joint ownership interest in and to such Post-Primary Recovery Invention such that the Parties shall jointly own such Post-Primary Recovery Invention. For clarity, after completion of the applicable Manufacturing Process Transfer, Sections 7.1(a) and 7.1(b) shall govern ownership of Inventions that constitute a process, or an improvement, modification, or enhancement of a process, used in the manufacture of proteins following the primary recovery of such proteins. Neither Party may file a Patent on Post-Primary Recovery Inventions without the consent of the other Party, such consent not to be unreasonably withheld, conditioned, or delayed.

7.2 Disclosure of Inventions. Each Party shall promptly disclose to the other Party, subject to any Third Party obligations, all Inventions made by such Party to which the other Party has rights hereunder, including any invention disclosures, or other similar documents, submitted to it by its employees, agents or independent contractors describing such Inventions, and shall promptly respond to reasonable requests from the other Party for additional Information relating to such Inventions.

7.3 Patent Prosecution.

(a) Jazz Sole Patents. As between the Parties, Jazz shall have the sole and exclusive right to file, prosecute and maintain all Patents contained in Jazz Extension IP (including Jazz Improvements) and Patents claiming Jazz’s Sole Inventions (collectively, the “Jazz Sole Patents”), at its own cost and expense. Jazz shall periodically provide Pfenex with updates on the status of the Jazz Sole Patents. For the purpose of this Article 7, “prosecution” shall include conducting any inter partes review, post-grant review, or any other post-grant proceeding including any patent interference proceeding, opposition proceeding and reexamination.

(b) Pfenex Sole Patents. As between the Parties, Pfenex shall have the first right to file, prosecute and maintain all Pfenex Sole Patents, at its own cost and expense. Pfenex shall consult with Jazz and keep Jazz reasonably informed of the status of the Pfenex Sole Patents and shall promptly provide Jazz with all material correspondence received from any patent authority in connection therewith. In addition, Pfenex shall promptly provide Jazz with drafts of all proposed material filings and correspondence to any patent authority with respect to the Pfenex Sole Patents for Jazz’s review and comment prior to the submission of such proposed filings and correspondence. Pfenex shall confer with Jazz and shall (i) accept Jazz’s comments to any Pfenex Product-Specific Patent and (ii) consider in good faith Jazz’s comments to any other Pfenex Sole Patent (including Pfenex General Product Patent), in each case prior to submitting such filings and correspondence. Each Party shall have the right to refer any such matters for further discussion to the JDC or to any Working Group focused on intellectual

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property as may be established by the JDC. Pfenex shall file patents covering Sole Inventions owned by Pfenex in a manner to separate the claims specifically related to a Product from other subject matter to the extent possible and in consultation with Jazz, if doing so does not, in Pfenex’s reasonable, good faith determination, cause a material adverse effect on Pfenex’s intellectual property rights covering products other than a Product. If Pfenex decides to no longer prosecute or maintain any Pfenex Product-Specific Patent in any jurisdiction in the Territory, it shall notify Jazz in writing. Thereafter, Jazz shall have the right to prosecute and maintain such Pfenex Product-Specific Patent in such jurisdiction at its own cost and expense. If Pfenex decides to no longer prosecute or maintain any Pfenex General Product Patent, it shall notify Jazz in writing. Thereafter, Jazz shall have the right to prosecute and maintain such Pfenex General Product Patent in such jurisdiction at its own cost and expense if doing so does not, in Pfenex’s reasonable, good faith determination, cause a material adverse effect on Pfenex’s intellectual property rights covering products other than a Product.

(c) Joint Patents. As between the Parties, Jazz shall have the first right to file, prosecute and maintain all Joint Patents, at its own cost and expense. Jazz shall consult with Pfenex and keep Pfenex reasonably informed of the status of the Joint Patents and shall promptly provide Pfenex with all material correspondence received from any patent authority in connection therewith. In addition, Jazz shall promptly provide Pfenex with drafts of all proposed material filings and correspondence to any patent authority with respect to the Joint Patents for Pfenex’s review and comment prior to the submission of such proposed filings and correspondences. Jazz shall confer with Pfenex and consider in good faith Pfenex’s comments prior to submitting such filings and correspondences. If Jazz decides to no longer prosecute or maintain any Joint Patent in any jurisdiction in the Territory, it shall notify Pfenex in writing. Thereafter, Pfenex shall have the right to prosecute and maintain such Joint Patent in such jurisdiction at its own cost and expense.

(d) Cooperation. Each Party shall provide the other Party all reasonable assistance and cooperation, at the other Party’s request and expense, in the patent prosecution efforts provided above in this Section 7.3, including providing any necessary powers of attorney, executing any other required documents or instruments for such prosecution, and making its personnel with appropriate scientific expertise available to assist in such efforts.

7.4 Patent Enforcement.

(a) Notification. If either Party becomes aware of (i) any existing or threatened infringement of any Pfenex Patent in the Territory, which infringing activity involves the using, making, importing, exporting, offering for sale or selling Products or products that otherwise are competitive with Products, (ii) a declaratory judgment action asserting the invalidity, unenforceability or non-infringement of any Pfenex Patent in the Territory in connection with any infringement described in clause (i), or (iii) an application for a Biosimilar Product (defined below) referencing a Product submitted to a Party or a Regulatory Authority for Regulatory Approval (each of (i), (ii), and (iii) a “Product Infringement”), it shall promptly notify the other Party in writing to that effect, and the Parties will consult with each other regarding any actions to be taken with respect to such Product Infringement. For purpose of this definition, “Biosimilar Product” means, with respect to a particular Product in a particular country in the Territory, any pharmaceutical product that is claimed to be biosimilar to or

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interchangeable with such Product (including a product that is the subject of an application submitted under Section 351(k) of the Public Health Service Act as set forth at 42 U.S.C. Chapter 6A, as amended, citing the Product as the reference product) or for which the BLA otherwise references or relies on such Product or any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application filed with the EMA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval.

(b) Enforcement Rights. For any Product Infringement, each Party shall share with the other Party all information available to it that may be shared subject to Third Party obligations regarding such alleged infringement, pursuant to a mutually agreeable “common interest agreement” executed by the Parties under which the Parties agree to their shared, mutual interest in the outcome of any suit to enforce the Pfenex Patents against such Product Infringement.

(i) Jazz shall have the first right, but not the obligation, to bring an appropriate suit or take other action against any person or entity engaged in, or to defend against, a Product Infringement to the extent involving infringement of (A) any Pfenex Product-Specific Patent and (B) any Pfenex General Product Patent. Jazz shall consult with Pfenex and keep Pfenex reasonably informed of the status of the enforcement of such Pfenex Product-Specific Patent or Pfenex General Product Patent, as the case may be. Jazz shall consider Pfenex’s comments with respect to the enforcement of such Pfenex General Product Patent in good faith. Jazz shall not settle any such suit or action without providing Pfenex an opportunity to review and comment on such proposed settlement. Jazz shall not settle any such suit or action with respect to a Pfenex General Product Patent if Pfenex promptly notifies Jazz that it reasonably and in good faith believes that doing so would cause a material adverse effect on Pfenex’s intellectual property rights covering products other than a Product.

(ii) If Jazz does not, within one hundred eighty (180) days after its receipt or delivery of notice under Section 7.4(a), commence a suit to enforce an applicable Pfenex Sole Patent, take other action to terminate such Product Infringement with respect to an applicable Pfenex Sole Patent, or initiate a defense against such Product Infringement with respect to an applicable Pfenex Sole Patent, then upon Jazz’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, Pfenex shall have the right, but not the obligation, to commence such a suit or take such an action to enforce the applicable Pfenex Sole Patent. In such event, Jazz shall take appropriate actions in order to enable Pfenex to commence a suit or take the actions set forth in the preceding sentence. Pfenex shall not settle any such suit or action in any manner that would negatively impact the applicable Pfenex Sole Patent or that would limit or restrict the ability of Jazz to sell Products anywhere in the Territory without the prior written consent of Jazz.

(c) Collaboration. Each Party shall provide to the enforcing Party reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including joining such action as a party plaintiff to ensure legal standing if required by applicable Laws to pursue such action or if requested by the enforcing Party. The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts and shall reasonably

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consider the other Party’s comments on any such efforts. The non-enforcing Party shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party shall at all times cooperate fully with the enforcing Party.

(d) Expenses and Recoveries. The Party bringing or defending a claim, suit or action under Section 7.4(b) shall be solely responsible for any expenses incurred by such Party as a result of such claim, suit or action. If such enforcing Party recovers monetary damages in such claim, suit or action, such recovery shall be allocated first to the reimbursement of any expenses incurred by the Parties in such litigation (including, for this purpose, a reasonable allocation of expenses of internal counsel), and any remaining amounts shall be allocated as follows: (i) if Jazz is the enforcing or defending Party, the remaining amounts will be retained by Jazz, except that any imputed lost sales upon which such amounts were calculated shall be included in Net Sales subject to the royalty payment by Jazz to Pfenex pursuant to Section 6.5, and (ii) if Pfenex is the enforcing or defending Party, the remaining amounts will be shared equally by Pfenex and by Jazz.

7.5 Enforcement of Jazz Sole Patents and Joint Patents. Jazz shall have the sole right, but not the obligation, in the case of the Jazz Sole Patents and the first right, but not the obligation, in the case of the Joint Patents to bring an appropriate suit or other action against any person or entity allegedly infringing any Jazz Sole Patents or Joint Patents, as the case may be, and to defend against any declaratory judgment action against any Jazz Sole Patents or Joint Patents, as the case may be. In the case of any existing or threatened infringement of any Joint Patent in the Territory that does not involve the using, making, importing, exporting, offering for sale or selling Products or products that otherwise are competitive with Products, if Jazz does not, within one hundred eighty (180) days after written request by Pfenex, commence a suit to enforce an applicable Joint Patent or take other action to terminate such infringement with respect to an applicable Joint Patent, then Pfenex shall have the right, but not the obligation, to commence such a suit or take such other action to enforce the applicable Joint Patent. Each Party shall provide reasonable assistance to the enforcing Party in such enforcement or defense, at such enforcing Party’s request and expense, including joining such action as a party plaintiff to ensure legal standing if required by applicable Laws to pursue such action or if requested by such enforcing Party. If such enforcing Party recovers monetary damages in such claim, suit or action, such recovery shall be allocated first to the reimbursement of any expenses incurred by the Parties in such litigation (including, for this purpose, a reasonable allocation of expenses of internal counsel), and any remaining amounts shall be retained by such enforcing Party.

7.6 Patent Term Extensions. Pfenex shall cooperate with Jazz, at Jazz’s request, in seeking and obtaining patent term extensions (including any pediatric exclusivity extensions as may be available) or supplemental protection certificates or their equivalents in any country with respect to any Pfenex Product-Specific Patents and Products. If elections with respect to obtaining such patent term extensions are to be made, Jazz shall consider in good faith any comments provided by Pfenex in regard to such elections, provided that Jazz have the sole right to make such elections with respect to any Pfenex Product-Specific Patents. Pfenex shall further cooperate with Jazz, at Jazz’s request, in seeking and obtaining patent term extensions (including any pediatric exclusivity extensions as may be available) or supplemental protection certificates or their equivalents in any country with respect to any Pfenex General Product Patents and Products, which Pfenex shall file and manage in good faith unless Pfenex has previously

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extended the applicable Pfenex General Product Patent in connection with any product other than the applicable Product.

7.7 Personnel Obligations. Prior to beginning work under this Agreement relating to any Development of a Product, each employee, agent or independent contractor of a Party or its Affiliates shall be bound by invention assignment obligations that are consistent with the obligations of such Party in this Article 7, including: (a) promptly reporting any invention, discovery, process or other intellectual property right; (b) assigning to such Party all of the right, title and interest in and to any invention, discovery, process or other intellectual property right; (c) cooperating in the preparation, filing, prosecution, maintenance and enforcement of any Patent; (d) performing all acts and signing, executing, acknowledging and delivering any and all documents required for effecting the obligations and purposes of this Agreement; and (e) complying with obligations of confidentiality and non-use consistent with those contained in this Agreement.

7.8 Trademarks. Jazz and its Affiliates and sublicensees shall have the right to brand the Products in the Territory using any trademarks it determines appropriate for the Products, which may vary by country or within a country (the “Product Marks”), provided that Jazz shall not, and shall ensure that its Affiliates and sublicensees will not make any use of the trademarks or house marks of Pfenex (including Pfenex’s corporate name) or any trademark confusingly similar thereto (except to the extent required by applicable Laws (e.g., to indicate the manufacturer of the Product)). As between the Parties, Jazz shall own all rights in the Product Marks and shall register and maintain, in its discretion and at its own cost and expense, the Product Marks in the countries and regions in the Territory that it determines to be appropriate. Jazz shall have the sole right, in its discretion and at its expense, to defend and enforce the Product Marks. Pfenex shall not, and shall ensure that its Affiliates and sublicensees will not, file or use any trademark confusingly similar to the Product Marks.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES; COVENANTS

8.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as follows:

(a) Corporate Existence. As of the Effective Date, it is a company or corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or otherwise formed.

(b) Corporate Power, Authority and Binding Agreement. As of the Effective Date, (i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms.

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(c) No Conflicts. It has not entered, and shall not enter, into any agreement with any Third Party that is in conflict with the rights granted by it under this Agreement, and has not taken and shall not take any action that would in any way prevent it from granting the rights granted to, or contemplated to be granted to, the other Party under this Agreement, or that would otherwise materially conflict with or adversely affect such other Party’s rights under this Agreement.

(d) No Debarment. As of the Effective Date, none of its employees, consultants or contractors is debarred by any Regulatory Authority or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority.

8.2 Additional Representations and Warranties of Pfenex. Pfenex represents and warrants and, as applicable, covenants to Jazz as follows, as of the Effective Date:

(a) Title; Encumbrances. Pfenex Controls the Patents listed on Exhibit A and other intellectual property rights within the Pfenex IP, free and clear from any mortgages, pledges, liens, security interests, conditional and installment sale agreements, and, to Pfenex’s knowledge, other encumbrances, charges or claims of any kind, subject to the terms and conditions of the Third Party Agreements. Pfenex has the full and legal rights and authority to license to Jazz the Pfenex IP for the purposes expressly provided in this Agreement.

(b) Patent Matters. Exhibit A is an accurate listing by owner, inventor(s), serial number, filing date, country, and status of all patents and patent applications Controlled by Pfenex as of the Effective Date that may be necessary or useful for the development, manufacture, use, offer for sale, sale or import of the Products as contemplated herein.

(c) Control. Pfenex Controls and shall Control throughout the Term (i) all Patents listed on Exhibit A, and (ii) all data and technical information owned, generated or licensed by Pfenex that is related to any Product, in each case subject to the terms and conditions of the Third Party Agreements.

(d) Validity. There is no fact or circumstance known to Pfenex that would cause Pfenex to reasonably conclude that any of the issued patents in the Pfenex Patents is invalid or unenforceable.

(e) Inventorship. To Pfenex’s knowledge, the inventorship of each Pfenex Patent is properly identified on the corresponding patent or patent application.

(f) Good Standing. All official fees, maintenance fees and annuities for the Pfenex Patents have been paid and all administrative procedures with Governmental Authorities are in process or have been completed for the Pfenex Patents such that the Pfenex Patents are pending, subsisting or in good standing.

(g) Duty of Disclosure. Pfenex has complied with the U.S. PTO duty of disclosure with respect to the prosecution of all of the Pfenex Patents for which Pfenex controls the prosecution. To Pfenex’s knowledge, all Third Parties that control the prosecution of a Pfenex Patent have complied with the U.S. PTO duty of disclosure.

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(h) Notice of Infringement. Pfenex has not received any written notice or written threat from any Third Party asserting or alleging, nor does Pfenex have any knowledge of any basis for any assertion or allegation, that any use of any Pfenex IP by Pfenex prior to the Effective Date infringed or would infringe the issued Patents of such Third Party.

(i) Notice of Misappropriation. Pfenex has not received any written notice or written threat from any Third Party asserting or alleging, nor does Pfenex have any knowledge of any basis for any assertion or allegation, that any use or creation of Pfenex IP by Pfenex prior to the Effective Date misappropriated the intellectual property rights of such Third Party.

(j) Third Party Technology. To Pfenex’s knowledge, the manufacture, Development, and Commercialization of Products (excluding any Half-Life Extension Component incorporated into any Product), and the use of Pfenex’s proprietary P. fluorescens expression technology, in each case as contemplated herein, does not infringe any valid and enforceable issued Patent of a Third Party.

(k) Third Party Infringement. To Pfenex’s knowledge, no Third Party is infringing or has infringed any issued Pfenex Patent or has misappropriated any Pfenex Know-How.

(l) No Proceeding. There are no pending, and to Pfenex’s knowledge, no threatened, adverse actions, suits or proceedings (including interferences, reissues, reexaminations, cancellations, oppositions, nullity actions, invalidation actions or post-grant reviews) against Pfenex involving the Pfenex IP or Products.

(m) Contracts. Pfenex has irrevocably terminated all rights granted to Agila Biotech Private Limited with respect to the Pegaspargase Product, and a copy of the documentation effecting such termination has been provided to Jazz.

8.3 Mutual Covenants.

(a) No Debarment. In the course of the Development of the Products, neither Party shall use any employee or consultant who has been debarred by any Regulatory Authority or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority. Each Party shall notify the other Party in writing promptly upon becoming aware that any of its employees or consultants has been debarred or is the subject of debarment proceedings by any Regulatory Authority.

(b) Compliance. Each Party and its Affiliates (and, in the case of Jazz, other Selling Parties) shall comply in all material respects with all Laws applicable to the Development, manufacture and Commercialization of Products and performance of its obligations under this Agreement, including, to the extent applicable, the statutes, regulations and written directives of the FDA (including GCP, GLP, and GMP), the EMA and any Regulatory Authority having jurisdiction in the Territory, the FD&C Act, the Prescription Drug Marketing Act, the Federal Health Care Programs Anti-Kickback Law, 42 U.S.C. § 1320a-7b(b), the statutes, regulations and written directives of Medicare, Medicaid and all other health care programs, as defined in 42 U.S.C. § 1320a-7b(f), and the Foreign Corrupt Practices Act of 1977, each as may be amended from time to time.

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8.4 Disclaimer. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY, AND ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

ARTICLE 9

INDEMNIFICATION

9.1 Indemnification by Pfenex. Pfenex shall defend, indemnify, and hold harmless Jazz and its Affiliates and their respective officers, directors, employees, and agents (the “Jazz Indemnitees”) from and against any and all damages or other amounts payable to a Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation incurred by such Jazz Indemnitees, resulting from any claims, suits, proceedings or causes of action brought by such Third Party (collectively, “Claims”) against such Jazz Indemnitee to the extent arising from or based on (a) the Development or manufacture of Products by or on behalf of Pfenex or its Affiliates or sublicensees prior to the Effective Date, (b) Pfenex’s and its Affiliates’ performance of the activities allocated to Pfenex under the applicable Development Plan, including the manufacture of Products, (c) the breach of any of Pfenex’s obligations, representations or warranties under this Agreement, or (d) the willful misconduct or negligent acts of Pfenex, its Affiliates, or the officers, directors, employees, or agents of Pfenex or its Affiliates in connection with this Agreement. The foregoing indemnity obligation shall not apply to the extent that (i) the Jazz Indemnitees fail to comply with the indemnification procedures set forth in Section 9.3 and Pfenex’s defense of the relevant Claims is prejudiced by such failure, or (ii) any Claim arises from or is based on any activity set forth in Section 9.2 for which Jazz is obligated to indemnify the Pfenex Indemnitees under Section 9.2.

9.2 Indemnification by Jazz. Jazz shall defend, indemnify, and hold harmless Pfenex and its Affiliates and their respective officers, directors, employees, and agents (the “Pfenex Indemnitees”) from and against damages or other amounts payable to a Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation incurred by such Pfenex Indemnitees, resulting from any Claims against such Pfenex Indemnitee to the extent arising from or based on (a) the Development, manufacture or Commercialization of Products by or on behalf of Jazz or its Affiliates or sublicensees (in each case other than by Pfenex), (b) the breach of any of Jazz’s obligations, representations or warranties under this Agreement, or (c) the willful misconduct or negligent acts of Jazz, its Affiliates, or the officers, directors, employees, or agents of Jazz or its Affiliates in connection with this Agreement. The foregoing indemnity obligation shall not apply to the extent that (i) the Pfenex Indemnitees fail to comply with the indemnification procedures set forth in Section 9.3 and Jazz’s defense of the relevant Claims is prejudiced by such failure, or (ii) any Claim arises from or is based on any activity set forth in Section 9.1 for which Pfenex is obligated to indemnify the Jazz Indemnitees under Section 9.1.

9.3 Indemnification Procedures. The Party claiming indemnity under this Article 9 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being

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sought (the “Indemnifying Party”) promptly after learning of such Claim. The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Claim for which indemnity is being sought. The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnifying Party shall have the right to assume and conduct the defense of the Claim with counsel of its choice. Unless the settlement involves only the payment of money, the Indemnifying Party shall not settle any Claim without the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld, conditioned or delayed. So long as the Indemnifying Party is conducting the defense of the Claim in good faith, the Indemnified Party shall not settle or compromise any such Claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (a) the Indemnified Party may defend against, consent to the entry of any judgment, or enter into any settlement with respect to such Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (b) the Indemnifying Party shall remain responsible to indemnify the Indemnified Party as provided in this Article 9.

9.4 Insurance. Each Party shall procure and maintain product liability insurance of at least [***] at all times during which any Product is being clinically tested in human subjects and of at least [***] at all times during which any Product is being commercially distributed or sold by such Party and for the five (5)-year period thereafter. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 9. Each Party shall provide the other Party with written evidence of such insurance upon request. Each Party shall provide the other Party with written notice at least thirty (30) days prior to the cancellation or non-renewal of such insurance.

ARTICLE 10

CONFIDENTIALITY

10.1 Confidentiality. Each Party agrees that, during the Term and for a period of ten (10) years thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder) any Confidential Information furnished to it by the other Party pursuant to this Agreement, except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties. The foregoing confidentiality and non-use obligations shall not apply to any portion of the other Party’s Confidential Information that the receiving Party can demonstrate by competent written proof:

(a) was already known to the receiving Party or its Affiliate, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

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(c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d) was disclosed to the receiving Party or its Affiliate by a Third Party who has a legal right to make such disclosure and who did not obtain such information directly or indirectly from the other Party; or

(e) was independently discovered or developed by the receiving Party or its Affiliate without access to or aid, application or use of the other Party’s Confidential Information, as evidenced by a contemporaneous writing.

As between the Parties, each Party shall own its Confidential Information.

10.2 Authorized Disclosure. Notwithstanding the obligations set forth in Section 10.1, a Party may disclose the other Party’s Confidential Information and the terms of this Agreement to the extent:

(a) such disclosure is reasonably necessary to its employees, agents, consultants, contractors, licensees or sublicensees on a need-to-know basis for the sole purpose of performing its obligations or exercising its rights under this Agreement; provided that in each case, the disclosees are bound by written obligations of confidentiality and non-use consistent with those contained in this Agreement; or

(b) such disclosure is reasonably necessary to any bona fide potential or actual investor, acquiror, merger partner, licensee, sublicensee, or other financial or commercial partner for the sole purpose of evaluating an actual or potential investment, acquisition or other business relationship; provided that in connection with such disclosure, such Party shall use all reasonable efforts to inform each disclosee of the confidential nature of such Confidential Information and, in each case, the disclosees are bound by written obligations of confidentiality and non-use consistent with those contained in this Agreement; or

(c) such disclosure is reasonably necessary to comply with applicable Laws, rules or regulations promulgated by Governmental Authorities or applicable securities exchanges, court order, or administrative subpoena or order; provided that the Party subject to such Laws, rules, regulations, court order, or administrative subpoena or order shall (i) promptly notify the other Party prior to making such required disclosure; (ii) provide reasonable prior advance notice of the proposed text of such disclosure to the other Party for its prior review; (iii) use good faith efforts to incorporate the reviewing Party’s reasonable comments thereon and (iv) use reasonable efforts to obtain, or to assist the other Party in obtaining, a protective order preventing or limiting the required disclosure.

10.3 Technical Publication. Pfenex may not publish peer reviewed manuscripts, or provide other forms of public disclosure including abstracts and presentations, of results of studies carried out under the Development Plans, or otherwise pertaining to a Product, without the prior written consent of Jazz. Commencing upon (a) the end of the Assessment Period for a HemOnc Product for which Jazz has not provided a Declination Notice in the case of each HemOnc Product and (b) Option Exercise in the case of the Pegaspargase Product, Jazz shall

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have the right to publish and otherwise publicly disclose peer reviewed manuscripts, or provide other forms of public disclosure including abstracts and presentations, of results of studies carried out by or on behalf of Jazz under the Development Plan for the applicable Product concerning the Development and Commercialization of such Product, including on clinicaltrials.gov, subject to compliance with this Section 10.3. In the event that Jazz desires to make such a publication or public presentation of a technical nature describing the manufacturing process of a Product, it shall provide Pfenex with at least ten (10) days to review and comment on such proposed publication or presentation prior to its submission for publication or presentation. Pfenex shall have the right to delay publication or presentation for up to an additional thirty (30) days in order to enable patent applications protecting each Party’s rights in such Information to be filed, and Pfenex shall also have the right to prohibit the disclosure of any of its Confidential Information contained in any such proposed publication or presentation. In any permitted publication or presentation by a Party, the other Party’s contribution shall be duly recognized, and co-authorship shall be determined, in accordance with customary standards.

10.4 Publicity; Term of Agreement.

(a) The Parties agree that the material terms of this Agreement are the Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth in this Section 10.4 or Section 10.2.

(b) The Parties agree to issue a joint press release announcing the execution of this Agreement promptly after the Effective Date in the form attached hereto as Exhibit 10.4(b).

(c) After release of such press release, if either Party desires to make a public announcement concerning the material terms of this Agreement or any activities hereunder, including announcement of the achievement of milestones under Section 6.3 and the magnitude of payments associated therewith, such Party shall give reasonable prior advance notice (which in any case shall be at least three (3) Business Days) of the proposed text of such announcement to the other Party for its prior review and approval (which approval shall not be unreasonably withheld, conditioned or delayed) and shall use good faith efforts to incorporate the other Party’s reasonable comments thereon, except that in the case of a public announcement required by Laws, the disclosing Party shall provide the other Party with such advance notice as it reasonably can and shall not be required to obtain approval therefor. Notwithstanding the foregoing, (i) Pfenex may not, in any public announcement with respect to this Agreement, [***] without Jazz’s prior written consent and (ii) Jazz may not, in any public announcement with respect to this Agreement, [***] without providing prior written notice to Pfenex and reasonably coordinating with Pfenex regarding such public announcement. A Party commenting on such a proposed public announcement shall provide its comments, if any, within three (3) Business Days after receiving the text of the public announcement for review. Neither Party shall be required to seek the permission of the other Party to repeat any information that has already been publicly disclosed by such Party, or by the other Party, in accordance with this Section 10.4(c), provided such information remains accurate as of such time.

(d) The Parties acknowledge that either or both Parties may be obligated to file under applicable Laws or rules or regulations promulgated by Governmental Authorities or applicable securities exchanges a copy of this Agreement with the U.S. Securities and Exchange

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Commission or other Governmental Authorities. In the event that a Party determines in good faith that such a filing is required, such Party shall request confidential treatment of all confidential information herein, including the sensitive commercial, financial and technical terms hereof, to the extent such confidential treatment may be reasonably available to such Party. In the event of any such filing, the filing Party shall provide the other Party with a copy of this Agreement marked to show provisions for which such filing Party intends to seek confidential treatment within a reasonable amount of time prior to filing and shall use good faith efforts to incorporate the other Party’s reasonable comments thereon to the extent consistent with applicable Laws or rules or regulations promulgated by Governmental Authorities or applicable securities exchanges. Each Party shall be responsible for its own legal and other external costs in connection with any such filing.

ARTICLE 11

TERM AND TERMINATION

11.1 Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and, unless earlier terminated pursuant to this Agreement, shall continue on a Product-by-Product basis for so long as such Product is being Developed or Commercialized under and in accordance with this Agreement.

11.2 Unilateral Termination by Jazz. Jazz may terminate this Agreement, on a Product-by-Product basis or in its entirety, for any or no reason upon ninety (90) days’ written notice to Pfenex.

11.3 Termination by Either Party for Breach.

(a) Breach. Subject to Section 11.3(b) and 11.3(c), each Party shall have the right to terminate this Agreement upon written notice to the other Party in the event such other Party materially breaches this Agreement and, after receiving written notice from the non-breaching Party identifying such material breach in reasonable detail, fails to cure such material breach within ninety (90) days from the date of such notice; provided that if such breach is not reasonably capable of cure within such time period, the breaching Party may submit a reasonable cure plan prior to the end of such time period, in which case the other Party shall not have the right to terminate this Agreement for up to an additional ninety (90) days so long as the breaching Party is using Commercially Reasonable Efforts to implement such cure plan.

(b) Disputed Breach. If the alleged breaching Party disputes in good faith the existence or materiality of a breach specified in a notice provided by the other Party in accordance with Section 11.3(a), and such alleged breaching Party provides the other Party notice of such dispute within the ninety (90)-day cure period, then the non-breaching Party shall not have the right to terminate this Agreement under Section 11.3(a) unless and until an arbitrator, in accordance with Article 12, has determined that the alleged breaching Party has materially breached this Agreement and that such Party fails to cure such breach within ninety (90) days following such arbitrator’s decision. It is understood and agreed that during the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.

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(c) Product-by-Product Termination. If the uncured material breach pertains to less than all of the Product(s), then termination under this Section 11.3 shall apply only with respect to such Product(s), and the non-breaching Party shall not have the right to terminate this Agreement in its entirety or with respect to the other Product(s) not affected by such breach. Without limiting the generality of the foregoing, the Parties’ rights and obligations hereunder with respect to the Pegaspargase Product shall not be affected by termination of this Agreement with respect to one or both HemOnc Products, and the Parties’ rights and obligations hereunder to the HemOnc Products shall not be affected by termination of this Agreement with respect to the Pegaspargase Product.

11.4 Effects of Unilateral Termination by Jazz. If this Agreement is terminated by Jazz under Section 11.2 in its entirety or with respect to one or both of the HemOnc Products or the Pegaspargase Product then the following terms shall apply:

(a) HemOnc-Pf.

(i) Prior to Assessment Period Expiry. Upon any notice of termination of HemOnc-Pf delivered prior to the expiration of the Assessment Period for HemOnc-Pf, Jazz shall have the obligations under this Section 11.4(a)(i). Prior to the effective date of termination, Jazz shall provide Pfenex with access to all HemOnc-Pf data Controlled by Jazz that was generated by Jazz pursuant to this Agreement (the “Jazz HemOnc-Pf Data”). Pfenex shall have the option, exercisable within thirty (30) days following the delivery of the Jazz HemOnc-Pf Data to Pfenex by Jazz, to notify Jazz whether Pfenex desires to license (including the right to use and disclose to Third Parties) the Jazz HemOnc-Pf Data on an exclusive basis (subject to the Jazz Retained Data Rights, as defined below) solely for the development, manufacture and commercialization in the Territory of HemOnc-Pf. Jazz retains exclusive ownership of the Jazz HemOnc-Pf Data and the right to use the Jazz HemOnc-Pf Data for any and all purposes not expressly granted to Pfenex, provided that Jazz shall not disclose the Jazz HemOnc-Pf Data to any Third Party other than (A) to Third Party collaborators for any product other than HemOnc-Pf (provided that all such Third Party collaborators are subject to (x) confidentiality obligations consistent with those contained in this Agreement and (y) use restrictions that limit such Third Party collaborators’ use of the Jazz HemOnc-Pf Data solely to the purposes of the collaboration and exclude any use with respect to HemOnc-Pf), (B) to any Regulatory Authority to the extent required to comply with applicable Laws or where requested by Regulatory Authorities, in which case Jazz shall promptly notify Pfenex of such requirement under applicable Laws and, to the extent practicable and permitted under applicable Laws, shall submit any proposed communication to Pfenex for prior approval (such approval not to be unreasonably withheld, conditioned, or delayed) or, if not practicable or permitted, shall provide Pfenex with a copy or summary thereof as soon as reasonably practicable thereafter, and (C) to any Governmental Authority as reasonably necessary in connection with the prosecution or maintenance of any Jazz Sole Patent or Joint Patent (the “Jazz Retained Data Rights”). If Pfenex elects to license the Jazz HemOnc-Pf Data, Pfenex shall pay Jazz for Pfenex’s license to the Jazz HemOnc-Pf Data in an amount equal to [***], to be paid by Pfenex to Jazz in semi-annual installments over the immediate three (3)-year period following the effective date of termination, and Pfenex shall be bound by the indemnification and insurance provisions set forth on Exhibit 11.4(a)(i). If Pfenex fails to timely pay Jazz any of the foregoing payments within thirty (30) days following written notice from Jazz to Pfenex of such payment default, Pfenex’s

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license to the Jazz HemOnc-Pf Data will immediately terminate. In the event of a termination of this Agreement with respect to all HemOnc Products, Pfenex shall have the right to license the applicable data generated on a HemOnc Product-by-HemOnc Product basis, provided that Pfenex pays the amount set forth in Section 11.4 with respect to each such HemOnc Product for which such data is licensed.

(ii) Following Assessment Period Expiry. Upon any notice of termination of HemOnc-Pf delivered following the expiration of the Assessment Period for HemOnc-Pf, Jazz shall have the obligations under this Section 11.4(a)(ii).

(A) Prior to the effective date of termination, Jazz shall provide Pfenex with access to the Jazz HemOnc-Pf Data. Pfenex shall have the option, exercisable within thirty (30) days following the delivery of the Jazz HemOnc-Pf Data to Pfenex by Jazz, to notify Jazz whether Pfenex desires to license (including the right to use and disclose to Third Parties) the Jazz HemOnc-Pf Data on an exclusive basis (subject to the Jazz Retained Data Rights) solely for the development, manufacture and commercialization in the Territory of HemOnc-Pf. If Pfenex elects to license the Jazz HemOnc-Pf Data, Pfenex shall pay Jazz for Pfenex’s license to the Jazz HemOnc-Pf Data in an amount equal to [***], to be paid by Pfenex to Jazz in semi-annual installments over the immediate three (3)-year period following the effective date of termination, and Pfenex shall be bound by the indemnification and insurance provisions set forth on Exhibit 11.4(a)(i). If Pfenex fails to timely pay Jazz any of the foregoing payments within thirty (30) days following written notice from Jazz to Pfenex of such payment default, Pfenex’s license to the Jazz HemOnc-Pf Data will immediately terminate.

(B) If, at the time of such termination, Jazz is then clinically developing a product containing [***] (such product, the “Alternative Product”) and Pfenex elected to license the Jazz HemOnc-Pf Data under subsection (A) above, then Jazz will pay to Pfenex a royalty of [***] of net sales of such Alternative Product for the shorter of (x) a period equal to the sum of six (6) months plus the number of months that, as of the termination, the Alternative Product is ahead of the development of HemOnc-Pf under this Agreement or (y) five (5) years from first commercial sale of such Alternative Product anywhere in the world. For purposes of Section 11.4(a)(ii)(B)(x), “ahead” means a reasonable estimate of the number of months that it would have taken HemOnc-Pf, following the effective date of termination, to attain a comparable stage of development as such Alternative Product (taking into account the relevant regulatory and technical differences, if any) as of the effective date of termination, as agreed by the Parties in writing after good faith negotiation, subject to resolution by baseball arbitration pursuant to Section 12.2(b) if the Parties are unable to agree upon such estimated number of months within sixty (60) days after the effective date of termination. For purposes of such royalty, the terms “net sales” and “first commercial sale” with respect to such Alternative Product shall have the same meanings as “Net Sales” and “First Commercial Sale,” respectively, under this Agreement, and such royalty shall be paid in accordance with Sections 6.5(d), 6.7, 6.8, 6.9 and 6.10, in each case mutatis mutandis. The obligation to make such royalty payments to Pfenex is conditioned upon Pfenex meeting its payment obligation under subsection (A) above and shall continue for the stated period only for so long as Pfenex is using Commercially Reasonable Efforts to continue the development and commercialization of the terminated HemOnc-Pf product. Pfenex shall provide Jazz with semi-annual reports with respect to such continued development and commercialization and notify Jazz if such development or

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commercialization is discontinued for more than a three (3)-month period. Jazz shall have the right to set off from any such royalty an amount equal to the development costs owed and not yet paid by Pfenex under subsection (A) above.

(iii) Election Not to License Jazz HemOnc-Pf Data. If Pfenex elects not to license the Jazz HemOnc-Pf Data, then it shall immediately return or destroy the Jazz HemOnc-Pf Data, at Jazz’s option, and Pfenex may not use the Jazz HemOnc-Pf Data for any purpose. Further, if Pfenex elects not to license the Jazz HemOnc-Pf Data and the termination of HemOnc-Pf occurs after commencement of the Assessment Period for HemOnc-Pf but before the earlier of (A) twelve (12) months after the expiration of such Assessment Period or (B) payment of milestone 3 in Exhibit 6.3 for HemOnc-Pf, then Jazz shall pay to Pfenex the amount of [***] within thirty (30) days following notice of such election by Pfenex.

(b) HemOnc-NextGen.

(i) Access to Data. Upon any notice of termination of HemOnc-NextGen, Jazz shall have the obligations under this Section 11.4(b). Prior to the effective date of termination, Jazz shall provide Pfenex with access to all HemOnc-NextGen data Controlled by Jazz that was generated by Jazz pursuant to this Agreement (the “Jazz HemOnc-NextGen Data”). For clarity, the Jazz HemOnc-NextGen Data excludes the Jazz Extension IP. Pfenex shall have the option, exercisable within thirty (30) days following the delivery of the Jazz HemOnc-NextGen Data to Pfenex by Jazz (which period may be extended by Pfenex as reasonably necessary (not to exceed an additional ninety (90) days) for Pfenex to negotiate a direct license from any Third Party that Controls the intellectual property claiming the Half-Life Extension Component included in HemOnc-NextGen, as described below), to license (including the right to use and disclose to Third Parties) the Jazz HemOnc-NextGen Data on an exclusive basis (subject to the Jazz Retained Data Rights, as applied mutatis mutandis with respect to the Jazz HemOnc-NextGen Data) solely for the development, manufacture and commercialization in the Territory of HemOnc-NextGen. Upon Pfenex’s exercise of such option with respect to the Jazz HemOnc-NextGen Data, Jazz shall negotiate in good faith with Pfenex, for a period of no more than sixty (60) days or such longer period as mutually agreed by the Parties, the payment terms and conditions for such license, subject to Section 11.4(b)(ii) below. Any license granted under this Section 11.4(b)(i) shall also be subject to the indemnification and insurance provisions set forth on Exhibit 11.4(a)(i). In connection with Pfenex’s exercise of such option with respect to the Jazz HemOnc-NextGen Data, Pfenex may notify Jazz that it desires to obtain rights to the Jazz Extension IP. Upon such notification and concurrently with the negotiation of a definitive agreement for the Jazz HemOnc-NextGen Data, Jazz shall negotiate in good faith with Pfenex to include in such definitive agreement an exclusive license to that portion of the Jazz Extension IP that is owned by Jazz solely as to the development, manufacture, and commercialization in the Territory of HemOnc-NextGen, subject to Section 11.4(b)(ii) below. In addition, Pfenex shall use good faith and reasonable efforts to obtain a direct license from any Third Party that Controls the intellectual property claiming the Half-Life Extension Component included in HemOnc-NextGen, and upon Pfenex’s request, Jazz shall facilitate an introduction of Pfenex to such Third Party. To the extent that Pfenex is unable to obtain such a license from such Third Party after using such good faith and reasonable efforts, Jazz shall, to the extent permitted under its license agreement with such Third Party, either assign or license (in Jazz’s sole discretion) to Pfenex its right, title, and interest in and to such Third Party license agreement, to the extent necessary for

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Pfenex to Develop, manufacture and Commercialize HemOnc-NextGen in the Territory. Pfenex shall reimburse Jazz for any amounts payable by Jazz to any Third Party in connection with such assignment of or license to such Third Party license agreement, and Pfenex shall not owe Jazz any additional consideration in connection with Pfenex’s practice of such license.

(ii) Payment Terms.

(A) Prior to Expiry of Assessment Period. If such termination with respect to HemOnc-NextGen occurs prior to the expiration of the Assessment Period for HemOnc-NextGen, the payment terms of such license to the Jazz HemOnc-NextGen Data shall be limited to Pfenex paying Jazz for Pfenex’s license to such data in an amount equal to [***], which amounts shall be paid by Pfenex to Jazz in semi-annual installments over the immediate three (3)-year period following the effective date of termination. If Pfenex fails to timely pay Jazz any of the foregoing payments within thirty (30) days following written notice from Jazz to Pfenex of such payment default, Pfenex’s license to such data will immediately terminate.

(B) Following Expiry of Assessment Period. If such termination with respect to HemOnc-NextGen occurs after the expiration of the Assessment Period for HemOnc-NextGen, the payment terms of such license to the Jazz HemOnc-NextGen Data shall be negotiated in good faith as set forth in Section 11.4(b)(i). If the Parties are unable to agree on such payment terms and execute an agreement with respect to the Jazz HemOnc-NextGen Data during such sixty (60) day negotiation period, Pfenex shall have the right to have such payment terms determined by baseball arbitration pursuant to Section 12.2(b).

(C) Election Not to License Jazz HemOnc-NextGen Data. If Pfenex elects not to license the Jazz HemOnc-NextGen Data, then it shall immediately return or destroy such data, at Jazz’s option, and Pfenex may not use the Jazz HemOnc-NextGen Data for any purpose. Further, if Pfenex elects not to license the Jazz HemOnc-NextGen Data and the termination of HemOnc-NextGen occurs after commencement of the Assessment Period for HemOnc-NextGen but before the earlier of (A) twelve (12) months after the expiration of such Assessment Period or (B) payment of milestone 3 in Exhibit 6.3 for HemOnc-NextGen, then Jazz shall pay to Pfenex the amount of [***] within thirty (30) days following Pfenex’s election notice or within thirty (30) days of the expiration or early termination of the negotiation period, as applicable.

(c) Pegaspargase Product. If Jazz terminates its rights hereunder with respect to the Pegaspargase Product prior to Option Exercise, then the Option shall terminate and the Parties’ obligations under this Agreement with respect to the Pegaspargase Product shall terminate.

11.5 Effects of Other Termination.

(a) General. Upon any termination of this Agreement in its entirety (i.e., with respect to all Products) or in part (i.e., with respect to one or more, but not all, Products), the licenses and other rights and obligations under of this Agreement applicable to the terminated Product(s) shall terminate, except for the licenses granted in Section 7.1(f), which shall survive any termination.

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(b) Termination by Jazz for Pfenex’s Breach. If Jazz terminates this Agreement in its entirety or for a Product on account of Pfenex’s uncured material breach with respect to a particular Product, then Pfenex will not have any rights with respect to any data generated by Jazz with respect to any terminated Product(s) (or all of the Products if this Agreement is terminated in its entirety), and Jazz will have no further obligation to Pfenex with respect to any such terminated Product(s) under this Section 11.5.

(c) Termination by Pfenex for Jazz’s Breach. With respect to termination by Pfenex of this Agreement for one or more Products on account of Jazz’s uncured material breach with respect to such Product(s):

(i) if Pfenex terminates with respect to HemOnc-Pf prior to the expiry of the Assessment Period for HemOnc-Pf, then Section 11.4(a)(i) applies;

(ii) if Pfenex terminates with respect to HemOnc-Pf following the expiry of the Assessment Period for HemOnc-Pf, then Section 11.4(a)(ii) applies;

(iii) if Pfenex terminates with respect to HemOnc-NextGen prior to the expiry of the Assessment Period for HemOnc-NextGen, then Sections 11.4(b)(i) and 11.4(b)(ii)(A) apply;

(iv) if Pfenex terminates with respect to HemOnc-NextGen following the expiry of the Assessment Period for HemOnc-NextGen, then Sections 11.4(b)(i) and 11.4(b)(ii)(B) apply;

(v) if Pfenex terminates with respect to the Pegaspargase Product, then Section 11.4(c) applies;

in each instance of the above, with the same effect as if Jazz had terminated this Agreement with respect to such Product pursuant to Section 11.2.

(d) Termination of All Products. For clarity, if this Agreement has been terminated on a Product-by-Product basis such that all Products have been terminated, then this Agreement thereupon shall be deemed to have been terminated in its entirety and the ROFN thereupon shall be deemed to have terminated with respect to all ROFN Products, except with respect to any ROFN Exercise (and subject to the terms and conditions of the corresponding ROFN Exercise Agreement) that may have occurred prior to the effective date of such termination of this Agreement.

11.6 Survival. Termination or expiration of this Agreement shall not affect any rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration. Notwithstanding anything to the contrary, the following provisions shall survive any expiration or termination of this Agreement: Article 1 (to the extent defined terms are contained in the following surviving Articles and Sections), Section 2.3, Section 4.5, Section 6.9, Article 6 (solely with respect to those payments that accrued prior to the effective date of termination or expiration), Section 7.1, Section 8.4, Article 9 (with respect to any matter, fact or circumstance arising or existing prior to the termination or expiration of this Agreement), Article 10, this Section 11.6, Article 12 and Sections 13.3, 13.4, 13.5, and 13.12.

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ARTICLE 12

DISPUTE RESOLUTION

12.1 Disputes. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. In the event of any disputes, controversies or differences which may arise between the Parties out of or in relation to or in connection with this Agreement (other than disputes arising from the JDC, which shall be resolved in accordance with Section 3.3), including any alleged failure to perform, or breach, of this Agreement, or any issue relating to the interpretation or application of this Agreement (each, a “Dispute”), then upon the request of either Party by written notice, the Parties agree to meet and discuss in good faith a possible resolution thereof, which good faith efforts shall include at least one in-person meeting (or telephone call if an in-person meeting is impractical) between the Parties’ respective Executive Officers. If the matter is not resolved within thirty (30) days following the written request for discussions, either Party may then invoke the provisions of Section 12.2.

12.2 Arbitration.

(a) JAMS. Any Dispute that is not resolved pursuant to Section 12.1, except for a dispute, claim or controversy under Section 12.9, shall be settled by binding arbitration administered by JAMS before one arbitrator pursuant to the Streamlined Arbitration Rules and Procedures of JAMS then in effect (the “JAMS Rules”), except as otherwise provided herein. The arbitration shall be governed by the U.S. Federal Arbitration Act, 9 U.S.C. §§ 1-16 (the “Federal Arbitration Act”), to the exclusion of any inconsistent state laws. The arbitration will be conducted in Los Angeles, California, and the Parties consent to the personal jurisdiction of the U.S. federal courts, for any case arising out of or otherwise related to this arbitration, its conduct and its enforcement. The language to be used in the arbitral proceedings will be English.

(b) Baseball Arbitration. This Section 12.2(b) shall apply to Disputes identified under Sections 2.4(e), 2.5(c)(i), 11.4(a)(ii)(B) and 11.4(b)(ii)(B) as to be resolved by baseball arbitration. Baseball arbitration will be conducted by one (1) arbitrator who shall be reasonably acceptable to the Parties and who shall be appointed in accordance with JAMS Rules. If the Parties are unable to select an arbitrator within ten (10) days, then the arbitrator shall be appointed in accordance with JAMS Rules. Any arbitrator chosen hereunder shall have educational training and industry experience sufficient to demonstrate a reasonable level of scientific, financial, medical and industry knowledge relevant to the Dispute. Within twenty (20) days after the selection of the arbitrator, each Party shall submit to the arbitrator and the other Party a proposed resolution of the Dispute that is the subject of the arbitration, together with any relevant evidence in support thereof (the “Proposals”). Within fifteen (15) days after the delivery of the last Proposal to the arbitrator, each Party may submit a written rebuttal of the other Party’s Proposal and may also amend and re-submit its original Proposal. The Parties and the arbitrator shall meet within fifteen (15) days after the Parties have submitted their final Proposals (and rebuttals, if any), at which time each Party shall have one (1) hour to argue in support of its Proposal. The Parties shall not have the right to call any witnesses in support of their arguments, nor compel any production of documents or take any discovery from the other Party in preparation for the meeting. Within thirty (30) days after such meeting, the arbitrator shall select one of the final Proposals so submitted by one of the Parties as the resolution of the

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Dispute, but may not alter the terms of either final Proposal and may not resolve the Dispute in a manner other than by selection of one of the submitted final Proposals. If a Party fails to submit a Proposal within the initial twenty (20)-day time frame set forth above, the arbitrator shall select the Proposal of the other Party as the resolution of the Dispute.

12.3 Governing Law. Resolution of all Disputes and any remedies relating thereto, shall be governed by and construed under the substantive laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

12.4 Award. Any award shall be promptly paid in Dollars free of any tax, deduction or offset; and any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the Party resisting enforcement. If as to any issue the arbitrator should determine under the applicable law that the position taken by a Party is frivolous or otherwise irresponsible or that any wrongdoing it finds is in callous disregard of law and equity or the rights of the other Party, the arbitrator shall also be entitled to award an appropriate allocation of the adversary’s reasonable attorney fees, costs and expenses to be paid by the offending Party, the precise sums to be determined after a bill of attorney fees, expenses and costs consistent with such award has been presented following the award on the merits. Each Party agrees to abide by the award rendered in any arbitration conducted pursuant to this Article 12, and agrees that, subject to the Federal Arbitration Act, judgment may be entered upon the final award in the Federal District Court in the Central District of California and that other courts may award full faith and credit to such judgment in order to enforce such award. The award shall include interest from the date of any damages incurred for breach of this Agreement, and from the date of the award until paid in full, at a rate fixed by the arbitrator.

12.5 Costs. Except as set forth in Section 12.4, each Party shall bear its own legal fees. The arbitrator shall assess his or her costs, fees and expenses against the Party losing the arbitration unless he or she believes that neither Party is the clear winner, in which case the arbitrator shall divide his or her fees, costs and expenses according to his or her sole discretion.

12.6 Injunctive Relief. Provided a Party has made a sufficient showing under the rules and standards set forth in the U.S. Federal Rules of Civil Procedure and applicable case law, the arbitrator shall have the freedom to invoke, and the Parties agree to abide by, injunctive measures after either Party submits in writing for arbitration claims requiring immediate relief. Additionally, nothing in this Article 12 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a Dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding.

12.7 Confidentiality. The arbitration proceeding shall be confidential and the arbitrator shall issue appropriate protective orders to safeguard each Party’s Confidential Information. Except as required by law, no Party shall make (or instruct the arbitrator to make) any public announcement with respect to the proceedings or decision of the arbitrator without prior written consent of the other Party. The existence of any Dispute submitted to arbitration,

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and the award, shall be kept in confidence by the Parties and the arbitrator, except as required in connection with the enforcement of such award or as otherwise required by applicable Laws.

12.8 Survivability. Any duty to arbitrate under this Agreement shall remain in effect and be enforceable after termination of this Agreement for any reason.

12.9 Patent and Trademark Disputes. Any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any patents or trademarks covering the manufacture, use, importation, offer for sale or sale of a Product shall be submitted to a court of competent jurisdiction in the country in which such patent or trademark rights were granted or arose.

12.10 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) STRICT LIABILITY OR OTHERWISE), REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 12.10 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 9.1 OR 9.2 OR DAMAGES AVAILABLE FOR BREACH OF ARTICLE 10.

ARTICLE 13

MISCELLANEOUS

13.1 Entire Agreement; Amendment. This Agreement, including the Exhibits hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof, including the Confidentiality Agreements. The foregoing shall not be interpreted as a waiver of any remedies available to either Party as a result of any breach, prior to the Effective Date, by the other Party of its obligations under the Confidentiality Agreements. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth in this Agreement. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

13.2 Rights in Bankruptcy.

(a) The Parties agree that all rights and licenses granted under or pursuant to this Agreement by one Party to the other are, for all purposes of Title 11 of the United States Code (“Title 11”), licenses of rights to “intellectual property” as defined in Title 11, and, in the event that a case under Title 11 is commenced by or against either Party (the “Bankrupt Party”), the other Party shall have all of the rights set forth in Section 365(n) of Title 11 to the

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maximum extent permitted thereby. During the Term, each Party shall create and maintain current copies to the extent practicable of all such intellectual property. Without limiting the Parties’ rights under Section 365(n) of Title 11, if a case under Title 11 is commenced by or against the Bankrupt Party, the other Party shall be entitled to a copy of any and all such intellectual property and all embodiments of such intellectual property, and the same, if not in the possession of such other Party, shall be promptly delivered to it (i) before this Agreement is rejected by or on behalf of the Bankrupt Party, within thirty (30) days after the other Party’s written request, unless the Bankrupt Party, or its trustee or receiver, elects within thirty (30) days to continue to perform all of its obligations under this Agreement, or (ii) after any rejection of this Agreement by or on behalf of the Bankrupt Party, if not previously delivered as provided under clause (i) above. All rights of the Parties under this Section 13.2 and under Section 365(n) of Title 11 are in addition to and not in substitution of any and all other rights, powers, and remedies that each party may have under this Agreement, Title 11, and any other applicable Laws. The non-Bankrupt Party shall have the right to perform the obligations of the Bankrupt Party hereunder with respect to the maintenance of such intellectual property, but neither such provision nor such performance by the non-Bankrupt Party shall release the Bankrupt Party from any such obligation or liability for failing to perform it.

(b) The Parties agree that they intend the foregoing non-Bankrupt Party rights to extend to the maximum extent permitted by law and any provisions of applicable contracts with Third Parties, including for purposes of Title 11, (i) the right of access to any intellectual property (including all embodiments thereof) of the Bankrupt Party or any Third Party with whom the Bankrupt Party contracts to perform an obligation of the Bankrupt Party under this Agreement, and, in the case of the Third Party, which is necessary for the Development, Regulatory Approval and manufacture of Products and (ii) the right to contract directly with any Third Party described in (i) in this sentence to complete the contracted work.

(c) Any intellectual property provided pursuant to the provisions of this Section 13.2 shall be subject to the licenses set forth elsewhere in this Agreement and the payment obligations of this Agreement, which shall be deemed to be royalties for purposes of Title 11.

(d) Notwithstanding anything to the contrary in Article 7, in the event that Pfenex is the Bankrupt Party, Jazz may take appropriate actions in connection with the filing, prosecution, maintenance and enforcement of any Pfenex Patent licensed to Jazz under this Agreement without being required to consult with Pfenex before taking any such actions, provided that such actions are consistent with this Agreement.

13.3 Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, force majeure shall include conditions beyond the control of the Parties, including an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, and failure of plant or

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machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances). Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of a force majeure affecting such Party. If a force majeure persists for more than ninety (90) days, then the Parties will discuss in good faith the modification of the Parties’ obligations under this Agreement in order to mitigate the delays caused by such force majeure.

13.4 Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 13.4, and shall be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by confirmed facsimile or a reputable courier service, or (b) five (5) Business Days after mailing, if mailed by first class certified or registered airmail, postage prepaid, return receipt requested.

If to Pfenex:

Pfenex Inc.

10790 Roselle Street

San Diego, CA 92121

Attention: Patrick Lucy, Chief Business Officer

With a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94304

Attention: Ian B. Edvalson

If to Jazz:

Jazz Pharmaceuticals, Inc.

3180 Porter Drive

Palo Alto, California 94304

USA

Attn: General Counsel

With a copy to (which shall not constitute notice):

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

USA

Attn: Marya A. Postner

Fax: 650-849-7400

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13.5 No Strict Construction; Headings. This Agreement has been prepared jointly by the Parties and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section. Except where the context otherwise requires, the use of any gender shall be applicable to all genders, and the word “or” is used in the inclusive sense (and/or). The term “including” as used herein means including, without limiting the generality of any description preceding such term.

13.6 Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a Party may make such an assignment or transfer without the other Party’s consent to (a) its Affiliates (provided that, if Pfenex is the assigning Party, Pfenex (or its successor) guarantees such Affiliate’s performance of its obligations under this Agreement or obtains Jazz’s consent for such assignment notwithstanding the foregoing); or (b) a Third Party successor to all or substantially all of the business of such Party to which this Agreement relates, whether in a merger, sale of stock, sale of assets or other Change of Control transaction. Any successor or assignee of rights and/or obligations permitted hereunder shall, in writing to the other Party, expressly assume performance of such rights and/or obligations. Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 13.6 shall be null, void and of no legal effect.

13.7 Change of Control. Each Party (the “Acquired Party”) shall, to the extent such Party is not required to publicly disclose a Change of Control, notify the other Party in writing within one (1) Business Day after entering into any agreement providing for or intended to result in any Change of Control of the Acquired Party, identifying the parties to such agreement, and shall provide such notice where possible at least thirty (30) days prior to the effectiveness of such Change of Control. Following the effectiveness of such Change of Control, such other Party shall have the right to disband the JDC and to require the Acquired Party, including the acquiring party in such Change of Control, to adopt reasonable procedures to be agreed upon in writing with such other Party to limit the dissemination of such other Party’s Confidential Information to only those personnel having a need to know such Confidential Information in order for the Acquired Party to perform its obligations or to exercise its rights under this Agreement and to prohibit and limit the use and disclosure of Confidential Information for competitive reasons against such other Party and its Affiliates; provided, however, that in the case of a Change of Control of Jazz, Pfenex may not disband the JDC prior to the Manufacturing Process Transfer under Section 4.7.

13.8 Performance by Affiliates. Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

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13.9 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

13.10 Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

13.11 No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

13.12 Independent Contractors. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

13.13 Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Executed counterpart signature pages delivered via facsimile or similar electronic transmission in .PDF or similar format shall be deemed binding as originals.

13.14 Remedies Non-Exclusive and Cumulative. Unless expressly stated otherwise in this Agreement, all remedies provided for in this Agreement shall be cumulative and in addition to, and not in lieu of, any other remedies available to either Party at law, in equity, or otherwise in accordance with the terms of this Agreement, including any claim for breach of this Agreement. Nothing in this Agreement shall be interpreted as limiting either Party’s rights to pursue any remedies for breach of contract of this Agreement, except as expressly stated otherwise in this Agreement.

{Signature page follows}

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IN WITNESS WHEREOF, the Parties have executed this License and Option Agreement by their duly authorized officers as of the Effective Date.

JAZZ PHARMACEUTICALS IRELAND LIMITED		PFENEX INC.

By:	/s/ Paul Treacy	By:	/s/ Bertrand Liang
Name:	Paul Treacy	Name:	Bertrand Liang
Title:	Director	Title:	CEO

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

LIST OF EXHIBITS:

Exhibit A	–	Patents: Pfenex Patents, Pfenex Pegaspargase Product Patents, Pfenex ROFN Product Patents

Exhibit B	–	Exceptions from Exclusivity

Exhibit C	–	Initial Development Plans

Exhibit D	–	COGS Variance Calculations

Exhibit E	–	Certain Product Information

Exhibit 1.19	–	COGS Improvement

Exhibit 1.44	–	Expression Feasibility Data Package

Exhibit 1.92	–	Components of Option Data Package 1

Exhibit 1.100	–	Description of Pegaspargase Product

Exhibit 1.143	–	Successful Expression Criteria

Exhibit 1.147	–	Third Party Agreements

Exhibit 6.3	–	Development Milestones for HemOnc Products

Exhibit 6.4	–	Sales Milestones for HemOnc-NextGen

Exhibit 6.5(a)	–	Royalties on HemOnc Products

Exhibit 10.4(b)	–	Joint Press Release

Exhibit 11.4(a)(i)	–	Indemnification and Insurance Provisions Applicable to Pfenex

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A

Patents: Pfenex Patents, Pfenex Pegaspargase Product Patents, Pfenex ROFN Product Patents

The published patents and patent application listed in Schedule A below have been assigned to Pfenex and may be relevant to a [***] process.

Schedule A

IMPROVED PROTEIN EXPRESSION SYSTEMS

Country	Appl. Number	Pat. Number	Issue Date
United States of America	12/512,930	8288127	10/16/2012
Australia	2004293810	2004293810	14-Oct-10
Canada	2545610	2545610	3/25/2014
China (People’s Republic)	200480040702.7	ZL200480040702.7	9/11/2013
European Patent Convention	04811581.0	1692282	8/8/2012
Great Britain	04811581.0	1692282
France	04811581.0	1692282
Italy	04811581.0	1692282
Germany	04811581.0	602004038866.1
Ireland	04811581.0	1692282
Switzerland	04811581.0	1692282
India	2645/DELNP/06	258236	12/19/2013
Japan	2006-541422	5087741	9/21/2012
South Korea	10-2006-7009838	10-1237651	2/20/2013
Singapore	200603355-9	122480	28-Nov-2008
United States of America	12/512,930	8288127	10/16/2012

IMPROVED EXPRESSION SYSTEMS WITH SEC-SYSTEM SECRETION

Country	Appl. Number	Pat. Number	Issue Date
Australia	2004317306	2004317306	12/16/2010
Canada	2546157	2546157	7/22/2014
China (People’s Republic)	200480034455.X	1882605	7/11/2012
European Patent Convention	04817876.8	1687324	8/22/2012
Great Britain	04817876.8	1687324	8/22/2012
France	04817876.8	1687324	8/22/2012
Italy	04817876.8	1687324	8/22/2012
Germany	04817876.8	602004039069.0	8/22/2012
Ireland	04817876.8	1687324	8/22/2012
Switzerland	04817876.8	1687324	8/22/2012
European Patent Convention	10179615.9	2327718	3/23/2016
Great Britain	10179615.9	2327718	03/23/2016
France	10179615.9	2327718	03/23/2016
Italy	10179615.9	2327718	03/23/2016
Germany	10179615.9	2327718	03/23/2016
Ireland	10179615.9	2327718	03/23/2016
Switzerland	10179615.9	2327718	03/23/2016
Poland	10179615.9	2327718	03/23/2016
Austria	10179615.9	2327718	03/23/2016

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule A

European Patent Convention	10179651.4	2336153	3/30/2016
Great Britain	10179651.4	2336153	3/30/2016
France	10179651.4	2336153	3/30/2016
Italy	10179651.4	2336153	3/30/2016
Germany	10179651.4	2336153	3/30/2016
Ireland	10179651.4	2336153	3/30/2016
Switzerland	10179651.4	2336153	3/30/2016
Belgium	10179651.4	2336153	3/30/2016
Poland	10179651.4	2336153	3/30/2016
Austria	10179651.4	2336153	3/30/2016
India	2711/DELNP/06	252621	5/24/2012
Japan	2006-541651	5028551	9/19/2012
South Korea	10-2006-7009779	10-1265343	5/10/2013
Singapore	200603356-7	122481	31-Aug-10
United States of America	10/996,007	7985564	7/26/2011

MANNITOL INDUCED PROMOTER SYSTEMS IN BACTERIAL HOST CELLS

Country	Appl. Number	Pat. Number	Issue Date
Australia	2006255060	2006255060	12/13/2012
Canada	2610405	2610405	1/27/2015
China (People’s Republic)	200680020110.8	101193906	9/05/2012
European Patent Convention	6772320.5	1888763	8/12/2015
Great Britain	6772320.5	1888763	8/12/2015
France	6772320.5	1888763	8/12/2015
Italy	6772320.5	1888763	8/12/2015
Germany	6772320.5	60 2006 046 269.7	8/12/2015
Ireland	6772320.5	1888763	8/12/2015
Switzerland	6772320.5	1888763	8/12/2015
India	9206/DELNP/07	271544	2/25/2016
Japan	2008-515835	5176114	4/3/2013
South Korea	10-2008-7000198	10-1304921	9/13/2013
Singapore	200718053-2	137574	12/31/2008
United States of America	11/447,553	7476532	1/13/2009
United States of America	12/330,723	8017355	9/13/2011
Poland	6772320.5	1888763	8/12/2015
Turkey	6772320.5	1888763	8/12/2015
Austria	6772320.5	1888763	8/12/2015
Belgium	6772320.5	1888763	8/12/2015

BACTERIAL LEADER SEQUENCES FOR INCREASED EXPRESSION

Country	Appl. Number	Pat. Number	Issue Date
Australia	20082105388	2008210538	9/19/2013
Canada	2677179	2677179	2/16/2016
European Patent Convention	8714119.8	2108047	10/24/2012
Great Britain	8714119.8	2108047	10/24/2012
France	8714119.8	2108047	10/24/2012
Italy	8714119.8	2108047	10/24/2012
Germany	8714119.8	60 2008 019 589.9	10/24/2012
Ireland	8714119.8	2108047	10/24/2012
Switzerland	8714119.8	2108047	10/24/2012
European Patent Convention	11194072.2	2468869	3/18/2015
Great Britain	11194072.2	2468869	3/18/2015

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule A

France	11194072.2	2468869	3/18/2015
Italy	11194072.2	2468869	3/18/2015
Germany	11194072.2	602008037267.7	3/18/2015
Ireland	11194072.2	2468869	3/18/2015
Switzerland	11194072.2	2468869	3/18/2015
Poland	11194072.2	2468869	3/18/2015
Turkey	11194072.2	TR 2015 06439 T4	3/18/2015
India	4964/DELNP/09
Japan	2009-548414	5714230	3/20/2015
Japan	2015-047870
South Korea	10-2009-7017960	10-1491867	2/3/2015
Singapore	200905039-4	154246	3/15/2012
United States of America	12/022,789	7618799	17-Nov-2009
United States of America	12/604,061	7833752	11/16/2010

The patents and published applications listed in Schedule B may be relevant to a [***] process and have been licensed to Pfenex on a non-exclusive basis.

Schedule B

APPARATUS AND METHODS FOR OSMOTICALLY SHOCKING CELLS

Country	Appl. Number	Pat. Number	Issue Date
Australia	2008205632	2008205632B2	2/06/2014
Canada	CA2675183A
European Patent Convention	EP2008724501A
China	CN200880002148A
India	4414/DELNP/2009
Japan	JP2009545610A	5226697	7/3/2013
United States of America	12/013042	US8211668B2	7/3/2012

The Korean patent listed in Schedule C is assigned to Pfenex and is not licensed to Dow and may be relevant to a [***] process.

Schedule C

APPARATUS AND METHODS FOR OSMOTICALLY SHOCKING CELLS

Country	Appl. Number	Pat. Number	Issue Date
South Korea	10-2009-7016786	10-1484337	1/13/2015

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B

Exceptions from Exclusivity

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C

Initial Development Plans

Attached.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

DEVELOPMENT PLAN NARRATIVE FOR [***]

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

GANTT CHART FOR [***]

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

DEVELOPMENT PLAN NARRATIVE FOR [***]

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

GANTT CHART FOR [***]

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

DEVELOPMENT PLAN NARRATIVE FOR [***]

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

GANTT CHART FOR [***]

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D

COGS Variance Calculation

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit E

Certain Product Information

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 1.19

COGS Improvement

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 1.44

Expression Feasibility Data Package

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 1.92

Components of Option Data Package 1

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 1.100

Description of Pegaspargase Product

Pegaspargase Product is L-asparaginase (E. coli derived L-asparagine amidohydrolase) that is covalently conjugated to monomethoxypolyethylene glycol (mPEG). Pfenex’s proprietary L- asparaginase is a tetrameric enzyme that is produced recombinantly in Pseudomonas fluorescens and consists of identical 34.5 kDa subunits. Approximately 69 to 82 molecules of mPEG are linked to the L- asparaginase; the molecular weight of each mPEG molecule is about 5 kDa.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 1.143

Successful Expression Criteria

[***]

[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]
[***]	[***]	[***]

[***]

[***]	[***]	[***]
[***]	[***]

[***]	[***]

[***]	[***]	[***]

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 1.147

Third Party Agreements

Technology Assignment Agreement by and among Dow Global Technologies Inc., The Dow Chemical Company and Pfenex Inc. effective as of November 30, 2009

Technology Licensing Agreement by and among Dow Global Technologies Inc., The Dow Chemical Company and Pfenex Inc. effective as of November 30, 2009

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 6.3

Development Milestones for HemOnc Products

Milestone Payment
Development Milestone Event		[***]		[***]
1)	[***]	[***	]	[***	]
2)	[***]	[***	]	[***	]
	[***]	[***	]	[***	]
3)	[***]	[***	]	[***	]
	[***]	[***	]	[***	]
4)	[***]	[***	]	[***	]
5)	[***]	[***	]	[***	]
6)	[***]	[***	]	[***	]
7)	[***]	[***	]	[***	]
8)	[***]	[***	]	[***	]
9)	[***]	[***	]	[***	]
10)	[***]	[***	]	[***	]

	Total:	$9,750,000		$36,250,000

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 6.4

Sales Milestones for HemOnc-NextGen

Sales Milestone Event	Milestone Payment
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]

Total	$120,000,000

Under no circumstances shall Jazz be obligated to pay Pfenex more than one hundred twenty million Dollars ($120,000,000) pursuant to Section 6.4.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 6.5(a)

Royalties on HemOnc Products

[***]	[***]	[***]
		[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 10.4(b)

Joint Press Release

Attached.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Jazz Pharmaceuticals and Pfenex Enter into a Worldwide License and Option Agreement Related to Product Candidates in Early Development for Hematological Malignancies

DUBLIN and SAN DIEGO July 28, 2016 — Jazz Pharmaceuticals plc (Nasdaq: JAZZ) and Pfenex Inc. (NYSE MKT: PFNX) today announced an agreement under which Pfenex granted Jazz Pharmaceuticals worldwide rights to develop and commercialize multiple early stage hematology product candidates. The agreement also includes an option for Jazz Pharmaceuticals to negotiate a license for a recombinant pegaspargase product candidate with Pfenex. This early development stage collaboration demonstrates Jazz Pharmaceuticals’ focus on identifying innovative technologies that may lead to the development of important therapeutic options for patients with hematological malignancies.

Under the agreement, Pfenex will receive upfront and option payments totaling $15 million and may be eligible to receive additional payments of up to $166 million based on the achievement of certain development-, regulatory-, and sales-related milestones, including up to $41 million for certain non-sales-related milestones. Pfenex may also be eligible to receive tiered royalties on worldwide sales of any products resulting from the collaboration. Both parties will be contributing to development efforts.

“The collaboration with Pfenex, including access to its unique protein expression technology, demonstrates our emphasis on diversifying and strengthening our portfolio to provide improved therapeutic options for patients.” said Karen Smith M.D., Ph.D, global head of research and development and chief medical officer at Jazz Pharmaceuticals plc. “We look forward to working with Pfenex on the development of multiple product candidates that have the potential to broaden our hematology/oncology portfolio.”

“Our collaboration with Jazz further validates Pfenex’s product development capability enabled by our protein expression platform technology. We look forward to working with Jazz on these assets in support of further advancement in clinical development,” said Bertrand C. Liang, chief executive officer of Pfenex.

About Pfenex Inc.

Pfenex Inc. (NYSE MKT: PFNX) is a clinical-stage biotechnology company engaged in the development of biosimilar therapeutics and high-value and difficult to manufacture proteins. The company’s lead product candidate is PF582, a biosimilar candidate to Lucentis (ranibizumab), for the potential treatment of patients with retinal diseases. Pfenex has leveraged its Pfēnex Expression Technology® platform to build a pipeline of product candidates and preclinical products under development including other biosimilars, as well as vaccines, therapeutic equivalents to reference listed drug products, and next generation biologics. For more information, please visit www.pfenex.com.

About Jazz Pharmaceuticals

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Jazz Pharmaceuticals plc (Nasdaq: JAZZ) is an international biopharmaceutical company focused on improving patients’ lives by identifying, developing and commercializing meaningful products that address unmet medical needs. The company has a diverse portfolio of products and product candidates, with a focus in the areas of sleep and hematology/oncology. In these areas, Jazz Pharmaceuticals markets Xyrem® (sodium oxybate) oral solution, Erwinaze® (asparaginase Erwinia chrysanthemi) and Defitelio® (defibrotide sodium) in the U.S. and markets Erwinase® and Defitelio® (defibrotide) in countries outside the U.S. For more information, please visit www.jazzpharmaceuticals.com.

Jazz Pharmaceuticals’ “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, statements related to the potential benefits of certain preclinical product candidates and related development activities, potential future payments to Pfenex by Jazz Pharmaceuticals, the potential broadening of Jazz Pharmaceuticals’ product portfolio and other statements that are not historical facts. These forward-looking statements are based on Jazz Pharmaceuticals’ current plans, objectives, estimates, expectations and intentions, and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with the difficulty and uncertainty of pharmaceutical product development and the uncertainty of preclinical and clinical success, and the risks and uncertainties described from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and future filings and reports by the company. Other risks and uncertainties of which Jazz Pharmaceuticals is not currently aware may also affect its forward-looking statements and may cause actual results and timing of events to differ materially from those anticipated. The forward-looking statements herein are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by Jazz Pharmaceuticals on its website or otherwise. Jazz Pharmaceuticals does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Pfenex Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Pfenex’s future financial or operating performance. In some cases, forward-looking statements can be identified because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Pfenex’s expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

statements regarding the future potential of the hematology product candidates, including future plans to develop, manufacture and commercialize these product candidates; the potential to receive future milestone and royalty payments under Pfenex’s agreements with Jazz Pharmaceuticals; and the belief that these product candidates may lead to therapeutic options for patients with hematological malignancies. Actual results may differ materially from those indicated by these forward-looking statements as a result of the uncertainties inherent in the clinical drug development process, including, without limitation, challenges in successfully demonstrating the efficacy and safety of product candidates; the pre-clinical and clinical results for product candidates, which may not support further development of product candidates or may require additional clinical trials or modifications of ongoing clinical trials or regulatory pathways; challenges related to commencement, patient enrollment, completion, and analysis of clinical trials; Pfenex’s ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives; Pfenex’s dependence on third parties for development, manufacture, marketing, sales and distribution of products; unexpected expenditures; and difficulties in obtaining and maintaining intellectual property protection for product candidates. Information on these and additional risks, uncertainties, and other information affecting Pfenex’s business and operating results is contained in Pfenex’s Annual Report on Form 10-K for the year ended December 31, 2015, Pfenex’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, and in Pfenex’s subsequent reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Pfenex as of the date hereof, and Pfenex disclaims any obligation to update any forward-looking statements, except as required by law.

Pfenex investors and others should note that Pfenex announces material information to the public about Pfenex through a variety of means, including its website (http://www.pfenex.com/), investor relations website (http://pfenex.investorroom.com/), press releases, SEC filings, public conference calls, corporate Twitter account (https://twitter.com/pfenex), Facebook page (https://www.facebook.com/Pfenex-Inc-105908276167776/timeline/), and LinkedIn page (https://www.linkedin.com/company/pfenex-inc) in order to achieve broad, non-exclusionary distribution of information to the public and to comply with its disclosure obligations under Regulation FD. Pfenex encourages its investors and others to monitor and review the information Pfenex makes public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Jazz Pharmaceuticals Contacts:

Investors: Kathee Littrell Vice President, Investor Relations Ireland, +353 1 634 7887 U.S., +1 650 496 2717	Media: Laurie Hurley Vice President, Corporate Affairs Ireland, +353 1 634 7894 U.S., +1 650 496 2796

Pfenex Contact

Paul Wagner, Ph.D.

Chief Financial Officer

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(858) 352-4333

pwagner@pfenex.com

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 11.4(a)(i)

Indemnification and Insurance Provisions Applicable to Pfenex

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.